As filed with the Securities and Exchange Commission on May 1, 2002

                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MONMOUTH COMMUNITY BANCORP
                 (Name of small business issuer in its charter)


        New Jersey                   6711                      22-3757709
(State or jurisdiction   (Primary Standard Industrial       (I.R.S. Employer
  of incorporation or     Classification Code Number)       Identification No.)
      organization)

                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)


                                James S. Vaccaro
                      Chairman and Chief Executive Officer
                           Monmouth Community Bancorp
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
            (Name, including zip code, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                              Paul T. Colella, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         Calculation of Registration Fee

------------------------------------------ ------------------ --------------------- ---------------------  -------------------------
                                                                                            Proposed
                                                                      Proposed              Maximum
 Title of each Class of Securities to be      Amount to be       Maximum Offering Price      Aggregate        Amount of Registration
               Registered                     Registered              Per Share (1)      Offering Price (1)            Fee
------------------------------------------ ------------------ -------------------------  ------------------  -----------------------

 Common Stock, $0.01 par value per share        1,173,415              $13.61              $15,970,178              $1,469

------------------------------------------ ------------------ ------------------------- -------------------  -----------------------

                                                1,023,415 (2)              --                       --                  --
                 Rights
------------------------------------------ ------------------ ------------------------- -------------------  -----------------------

                  Total                                                $13.61              $15,970,178              $1,469

------------------------------------------ ------------------ ------------------------- ---------------------  ---------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Pursuant to Rule 457(g), no separate registration fee for the rights is required.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

                   Subject to Completion, Dated May 1, 2002

PROSPECTUS
                           MONMOUTH COMMUNITY BANCORP
                        1,173,415 Shares of Common Stock
                    1,023,415 Rights to Purchase Common Stock

     Monmouth Community Bancorp ("Bancorp"), a bank holding company which owns Monmouth Community Bank, National Association (the "Bank"), a national bank headquartered in Long Branch, New Jersey, is offering to its existing shareholders the right to purchase one share of Bancorp common stock, par value $.01 per share, for each share they own. Following the offering of shares of common stock to our existing shareholders, we will offer 150,000 shares of common stock to the public, plus the amount of shares not purchased by shareholders receiving rights. A total of 1,173,415 shares of our common stock will be offered for sale.

     No minimum number of shares of our common stock must be sold in order to complete the offering. Shareholders who choose not to exercise their rights to purchase additional shares of common stock will continue to own the same number of shares they currently own, but will likely own a smaller percentage of the total number of outstanding shares of our common stock after completion of the offering.

     Our common stock currently trades on the NASDAQ OTC Bulletin Board under the symbol MMTH.

     Investment in the shares of common stock offered involves certain significant risks. See "Risk Factors" on page ____ for certain information that should be considered before purchasing any of the offered shares.


                                      Amount to         Underwriting        Offering         Proceeds to
Title of Each Class of Securities      be Sold           Commissions(1)   Price Per Unit       Bancorp(2)
Common Stock.....................     1,173,415             None             $________          $_______
Rights...........................        N/A                None                N/A               N/A


(1) The shares of common stock being offered hereby will be offered and sold by the officers and directors of Bancorp and the Bank. No commissions or other compensation will be paid to the officers and directors of Bancorp or the Bank in connection with the offering.

(2) Before deduction of approximately $125,000 in estimated expenses to be incurred by Bancorp in connection with the offering, which includes approximately $100,000 for legal and accounting fees and related expenses and approximately $25,000 for printing, postage and related costs.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     These securities are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

               The date of this Prospectus is ____________, 2002.

                                TABLE OF CONTENTS

                                                                  PAGE

PROSPECTUS SUMMARY.................................................3

RISK FACTORS.......................................................7

USE OF PROCEEDS...................................................13

MARKET FOR COMMON STOCK...........................................14

DETERMINATION OF OFFERING PRICE...................................15

DIVIDENDS.........................................................15

SELECTED FINANCIAL DATA...........................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...............................18

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP
OF MANAGEMENT.....................................................28

DESCRIPTION OF BUSINESS AND SERVICES..............................31

GOVERNMENT REGULATION.............................................36

MANAGEMENT........................................................42

RELATED PARTY TRANSACTIONS........................................51

DESCRIPTION OF COMMON STOCK.......................................52

PLAN OF DISTRIBUTION..............................................54

LEGAL MATTERS.....................................................56

EXPERTS...........................................................56

ADDITIONAL INFORMATION............................................56

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to "Bancorp," "we," "us" and "our" refer to Monmouth Community Bancorp, references to "Bank" refer to Monmouth Community Bank, National Association, and references to the "offering" refer to the offering of rights and shares of common stock.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

Our Business

     We are a single-bank holding company headquartered in Long Branch, New Jersey. Our wholly-owned subsidiary, Monmouth Community Bank, National Association, provides a full range of banking services to individual and business customers located primarily in coastal Monmouth County, New Jersey. The Bank has four branches located in Long Branch, Spring Lake Heights, Little Silver and Neptune City, New Jersey. The Bank is a national association chartered by the Office of the Comptroller of the Currency, and its deposits are insured by the Federal Deposit Insurance Corporation. As such, it is subject to supervision and regulation by these agencies. In addition, as the parent corporation of the Bank, Bancorp is subject to supervision and regulation as a bank holding company by the Board of Governors of the Federal Reserve System. See "Description of Business and Services" and "Government Regulation."

     Our principal office is located at 627 Second Avenue, Long Branch, New Jersey 07740, and our telephone number there is (732) 571-1300.

Our History and Plans for the Near Future

     Monmouth Community Bank, National Association, began operating on July 28, 1998. Bancorp was incorporated in New Jersey in 1999, and became the holding company of the Bank on August 31, 2000. In 2001, the Bank converted from a state-chartered bank to a national association chartered by the Office of the Comptroller of the Currency. As of December 31, 2001, our total assets were $118.0 million, and our shareholders' equity was $8.9 million. The December 31, 2001 total asset figure represented a 46% increase over the prior year end total of $80.8 million. Our deposits grew to $108.9 million during 2001, which was a 51% increase over the December 31, 2000 total of $72.4 million. Our net income in 2001 totaled $537 thousand as compared to our net income of $253 thousand in 2000.

     In the future, we plan to enhance profitability and shareholder value by increasing our market share in the greater Monmouth County and surrounding areas. We believe we can increase our market share through the continuing provision of a high level of personal service to small to medium sized businesses and professional firms as well as individuals. As more available market opportunities are presented, we will assess their strategic value. Presently we are reviewing a number of potential branch sites in Monmouth County. We believe that each of those potential sites would effectively complement our existing branch system.

Our Management Experience

     Bancorp and the Bank were organized by a group of business persons residing and doing business in and around Monmouth County, New Jersey. Many of the original organizers of the Bank serve as directors.

     The Chief Executive Officer and the President of Bancorp and the Bank have over 55 years of combined experience in the banking industry. For the names of and biographical information about our Chief Executive Officer, President and other officers and directors, see "Management."

Purposes of the Offering

     Bancorp will use the proceeds from the sale of the shares of common stock in the offering to support its plans for growth and expansion. We hope to use the funds to open new branches and diversify the financial products and services offered by the Bank. See "Use of Proceeds."

Summary of the Rights Offering

Securities Offered.........................     1,023,415 rights to purchase shares of common stock.

Exercise Price.............................     $___________ per right.

Holders of Rights..........................     Each shareholder of record of Bancorp as of ______, 2002 will be granted a right to purchase one new share for each share of Bancorp common stock held.

Assignability..............................     Rights may not be assigned or transferred.

Minimum Number of Rights Exercisable
by a Shareholder...........................     100 rights, unless waived by Bancorp.


Percentage of Common Stock Offered
Hereby that is Subject to Rights...........     87% of the shares offered are subject to rights.  If all 1,023,415 rights are exercised, 150,000 shares will remain available for sale during the stock offering.

Use of Proceeds............................     If all 1,023,415 rights are exercised, Bancorp will receive gross proceeds of
                                                $____________, which will be used to fund continuing growth and expansion.
                                                The proceeds also will be used to pay professional fees and other expenses incurred in connection with the offering.  See "Use of Proceeds."

Risk of Investment.........................     The exercise of rights and the purchase of shares of Bancorp's common stock involves certain significant risks.  See "Risk Factors."

Plan of Distribution.......................     Bancorp will grant to its shareholders rights to purchase an aggregate of
                                                1,023,415 shares of common stock.  Shareholders may exercise their rights, in whole or in part, on or before


                                                __________ ___, 2002.  Unless waived by
                                                Bancorp, the minimum number of rights which may be exercised by a shareholder is 100. Funds received by Bancorp from the exercise of rights and purchase of common stock will be immediately available to Bancorp.  See "Plan of
                                                Distribution."

Rights Offering Termination Date...........     Shareholders may exercise rights until 5:00 p.m. on _____________ ___, 2002.
                                                Bancorp, in its sole discretion, may extend the rights offering.
                                                Shareholders exercising rights to purchase shares will be issued stock certificates representing the shares purchased as soon as practicable following the end of the rights offering.  See "Plan of Distribution."

Summary of the Stock Offering

Securities Offered.........................     150,000 shares of common stock, plus the number of shares not purchased by shareholders in the rights offering.

Offering Price.............................     $_____ per share.
Shares of Common Stock

Outstanding Prior to the Stock Offering....     1,023,415 shares, plus the number of shares of common stock purchased by shareholders in the rights offering.
Shares of Common Stock to be
Outstanding After the Stock Offering.......     If all 1,173,415 shares are sold, there will be 2,196,830 shares of common stock outstanding at the end of the stock offering.

Minimum Subscription.......................     100 shares, unless waived by Bancorp.

Use of Proceeds............................     If Bancorp sells all of the offered shares, the combined gross proceeds of the rights offering and the stock offering will be $__________, which will be used to fund continuing growth and expansion.  The proceeds also will be used to pay professional fees and other expenses incurred by Bancorp in connection with the offering.  See "Use of Proceeds."

Risk of Investment.........................     The purchase of the offered shares involves certain significant risks.  See
                                                "Risk Factors."




Plan of Distribution.......................     Bancorp plans to offer the shares through its officers and directors, to shareholders, persons and businesses in its market areas and throughout the
                                                State of New Jersey.  Unless Bancorp permits a smaller purchase, each subscriber must purchase a minimum of 100 shares.  Bancorp may accept or reject all or part of any subscription, in its discretion.  Funds received by Bancorp from a subscriber will be immediately available to Bancorp upon its acceptance of the subscription.  If Bancorp elects not to accept a subscription, all funds received by Bancorp from the subscriber will be returned to the subscriber, without interest.  See "Plan of Distribution."

Stock Offering Termination Date............     The stock offering will terminate at 5:00 p.m. on ________________ ___,
                                                2002, unless extended by Bancorp in its sole discretion.  Subscribers purchasing shares of common stock will be issued stock certificates representing the shares as soon as practicable after acceptance of their subscriptions by Bancorp.  See "Plan of Distribution."

Special Note Regarding Forward-Looking Statements

     Some of the statements under the sections in this prospectus captioned "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Business and Services" and elsewhere in this prospectus constitute forward-looking statements. Those statements could be affected by known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, nether we, nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                  RISK FACTORS

Investing in Monmouth Community Bancorp is risky. You should invest only if you determine that you are able to tolerate a loss of your investment. In your determination, you should carefully consider the following factors:

We are a relatively new company         With our limited operating history, we face the types of
with a limited operating history.       business risks common to all new business enterprises,
                                        and the particular risks associated with newer bank
                                        holding companies.  Our success will depend on whether
                                        the Bank's income from interest on loans, fees and
                                        investment securities exceeds interest paid on deposits
                                        and other sources of funds, plus general operating
                                        expenses including the provision for loan losses.
                                        Factors that may influence income are discussed below.
                                        Any losses experienced by the Bank could affect its
                                        ability to lend money, which could impair the growth and
                                        profitability of Bancorp.

We compete for deposits and loan        New Jersey is a competitive banking environment.  The
customers with larger financial         Bank competes for deposits and for borrowers with larger
institutions whose customer bases       and more established in-state and out-of-state financial
are broader and whose lending           institutions, including large financial service companies
limits are higher.  We also             and other entities, in addition to traditional banking
compete with similar banks focused      institutions such as savings and loan associations,
on the same markets and customers.      savings banks, commercial banks and credit unions.
                                        Because of their greater capitalization and other
                                        resources, these older and larger institutions may have
                                        competitive advantages resulting from their ability to
                                        offer more convenient facilities and higher lending
                                        limits.

                                        The Bank also has community bank competitors with similar
                                        goals and business territories, which have recently
                                        opened or plan to open within or near our target
                                        markets.  We compete by offering personal, local service
                                        and extended hours of operation, but we may also compete
                                        by offering lower interest rates and paying more to
                                        attract deposits.  These efforts may impact
                                        profitability, and we can offer no assurance that any of
                                        our competitive efforts will be successful.  See
                                        "Description of Business and Services - Competition."

Use by other banks of advanced          Larger and more established banks may have greater access
banking technologies creates more       to advanced technologies than the Bank, and access to
competition.                            more funding for technological research, development and
                                        introduction of new technologies.  It will require
                                        investments of time and capital for the Bank to compete
                                        effectively in these areas.  Even if we enhance our
                                        access to existing technologies, emerging technologies
                                        make the continuing need to improve a constant challenge.



Competition for deposits may            Deposits represent a source of funds for loans made by
impact our profitability.               banks, and competition for deposits could result in fewer
                                        funds available to make loans and to generate other
                                        interest-earning opportunities.  We can pay higher rates
                                        of interest to attract deposits, but this reduces the
                                        Bank's net interest margin.  We also can pay more for
                                        advertising and other incentives to attract deposits.
                                        However, any of these efforts could lower our profit
                                        margins, and we can offer no assurance that they will
                                        succeed.

Interest rate fluctuations beyond       Our profitability depends in large part on the difference
our control influence our               between the interest the Bank pays on funds available to
profitability.                          it, and the interest the Bank earns on funds it makes
                                        available to others.  The price of funds may depend on
                                        many factors beyond our control, including Federal
                                        economic, fiscal and monetary policies, and general
                                        economic conditions.  These factors may be influenced by
                                        national and international economic and political trends
                                        and events, including inflation, recession, unemployment
                                        and international conflicts.

                                        Fluctuations in interest rates paid by the Bank for funds
                                        it needs could affect our operating performance and
                                        condition, by affecting the margin or "spread" between
                                        what the Bank pays for funds and what it earns by
                                        charging interest to lend funds.  We undertake measures
                                        to minimize our interest-rate risk, but it cannot be
                                        completely eliminated.

Our small market area increases         Our current primary market is coastal Monmouth County,
the potential impact of regional        New Jersey.  Our branches serve only a portion of this
economic and other conditions.          market.  Potential problems directly affecting our
                                        region, including regional disasters such as floods, or
                                        economic problems such as office or plant closings and
                                        layoffs, could hinder our growth and hurt our
                                        performance.  This could result in losses or make us less
                                        profitable.



Our newer relationships with            To compete with larger lending institutions, we attempt
smaller customers, and our smaller      to attract customers seeking new banking relationships.
overall customer base size, could       Customers that are not larger businesses or high
result in larger loan loss              net-worth individuals may have less capacity to repay
experience.                             loans during economic down-turns or other adverse
                                        events.  This fact exposes the Bank to the risk of
                                        non-payment or late payment of loans.  Our experienced
                                        lenders and underwriters take into account these
                                        considerations, and our strict credit policies, loan
                                        approval process and loan monitoring offers additional
                                        safeguards.  While many of the loans that we approve may
                                        be new to our institution, the relationships are known to
                                        our staff and have been actively managed by our lenders
                                        during their tenure at other financial institutions.
                                        However, until our loan portfolio matures, its quality
                                        will be difficult to measure, and even after it matures,
                                        we can offer no assurance that the Bank will not incur
                                        loan losses.

                                        The Bank participates in loans originated by other
                                        financial institutions.  The Bank reviews the credit risk
                                        associated with our participation in such loans under the
                                        same credit policies that it applies to loans it
                                        initiates.

Regulations and regulatory              The Bank is subject to extensive governmental
developments may impact our             supervision, regulation and control.  Future legislation
performance.                            and government policy could adversely affect lending
                                        trends and practices, deposit volume, the operations of
                                        the Bank and the banking industry as a whole.
                                        Prospective investors should be aware that the statutes
                                        and regulations governing financial institutions have
                                        been substantially modified during recent years, and
                                        likely will continue to be the subject of future
                                        modification.

                                        Much of this regulation has increased competition between
                                        banks and nonbanks, which now may offer similar products
                                        and services.  It has also increased merger activity
                                        between banks and nonbanks, and elevated customer
                                        awareness of differences among competitors in products,
                                        services and fees.  See "Government Regulation - Recent
                                        Legislation and Other Matters."



Regulatory imposition of lending        Under Federal law, the Bank is subject to lending limits,
limits makes competition with           generally defined as a percentage of the Bank's
larger banks difficult.                 unimpaired capital and surplus.  Accordingly, the size of
                                        the loans which the Bank is permitted to offer to
                                        potential customers may be less than the size of loans
                                        which the Bank's competitors with larger capital
                                        resources are able to offer.  To satisfy a customer's
                                        demand for a loan above the Bank's lending limit, the
                                        Bank may participate in loans which are in excess of the
                                        Bank's legal lending limits to other lenders.  The Bank's
                                        lending limits will increase proportionately with the
                                        Bank's growth and the Bancorp's ability to raise
                                        additional capital funds; however, there can be no
                                        assurance that the Bank will be able to increase its
                                        lending limits or that the Bank will be successful in
                                        attracting or maintaining customers seeking larger
                                        loans.  In order to support such growth, the Bank will be
                                        required to attract additional capital, and there can be
                                        no assurance that the Bank will be able to generate or
                                        attract such capital on acceptable terms.  See
                                        "Government Regulation."

We compete with larger financial        Experienced and service-oriented personnel are important
institutions for personnel, and we      to success in the financial services industry.  Our
may have difficulties attracting        business is managed by a team of executives and officers
and retaining qualified                 with substantial experience and community contacts in our
employees.  Also, we are dependent      market area.  We are particularly dependent to a
on certain key employees.               significant degree upon the skill and experience of
                                        certain executive officers and skilled employees.  See
                                        "Management."  In addition, our current staff consists of
                                        well-trained, qualified employees.  We intend to continue
                                        to motivate our existing staff and to hire similarly
                                        qualified candidates.

Sales efforts in the offering are       Our directors and officers intend to sell the shares of
limited to the efforts of               common stock being offered in the offering without the
Bancorp's directors and officers.       assistance of a professional underwriter or selling
                                        agent.  None of the selling directors and officers
                                        regularly engages in the business of offering and selling
                                        securities.  The inexperience of the directors and
                                        officers in the sale of securities could limit the amount
                                        of shares sold in the offering.  However, the directors
                                        and officers believe that they will maximize the net
                                        proceeds to Bancorp if they sell the shares directly
                                        without the services of a professional underwriter or
                                        selling agent.  See "Plan of Distribution."


The offering price of the shares        Our board of directors  has  determined  that the offering
may not reflect the current value       price of the  shares  being  offered by us should be based
of Bancorp's common stock.              on an average  of the posted bid and asked  prices of each of the NASDAQ OTC Bulletin  Board listed  market makers in our common stock  (excluding those market makers that have not traded our common  stock in 2002) for the twenty  (20)
                                        trading days immediately  prior to the date upon which the offering  commences.  In other words,  the offering  price was  determined by (i) adding  together the amounts of all of the bid and asked prices for shares of our  outstanding common  stock made  during the twenty  (20)  trading  days prior to the  commencement  of the  offering  through  the market  makers in our  common  stock  that were  active in trading our common stock in 2002,  and (ii)  dividing such total  amount by the number of offers to purchase and sell shares of our common stock.  However,  because there is no active trading market for our stock,  and because  trading of our stock on the  NASDAQ  OTC  Bulletin  Board has been sporadic,  no  assurance  can be given  that the  offering price of $________  per share  reflects the current  value of one share of Bancorp common stock.  See  "Determination of Offering Price."

The limited public market for           Bancorp's common stock currently trades on the NASDAQ OTC
Bancorp shares may make them less       Bulletin Board under the symbol MMTH.  The NASDAQ OTC
liquid than stock that is more          Bulletin Board is generally considered to be a less
heavily traded.                         active and efficient market than the NASDAQ National
                                        Market System or SmallCap Market or any national
                                        exchange, and will not provide investors with the
                                        liquidity the NASDAQ National Market System or SmallCap
                                        Market or a national exchange would offer.  Therefore,
                                        only those persons who can afford to hold their Bancorp
                                        shares for an extended period and who do not have a need
                                        for liquidity of their investment should purchase our
                                        common stock.



Failure to raise sufficient             Bancorp hopes to expand by opening new branches and
capital could slow Bancorp's            diversifying its offerings of financial products and
growth.                                 services.  Without additional capital, we would not be
                                        able to fully implement our strategic growth and
                                        expansion plans.  Therefore, if we fail to raise
                                        sufficient capital in the offering, our growth and
                                        expansion could be slowed and product and services
                                        offerings limited.  See "Use of Proceeds."

Your investment may be diluted by       Our board of directors believes that the net proceeds of
future Bancorp stock offerings.         the offering will be sufficient to satisfy Bancorp's
                                        current expansion and capital requirements, and the board
                                        has no immediate plans to raise additional capital
                                        through stock offerings in the near future.  However, if
                                        we need additional capital in the future, we may offer
                                        additional stock, which could dilute the percentage
                                        ownership of and/or value of stock held by our
                                        shareholders at that time.  We may also grant stock
                                        options to directors, officers and employees, which also
                                        may dilute shareholder percentage ownership and value.

The percentage ownership interest       It is likely that the percentage ownership interest of
of Bancorp shareholders who do not      shareholders who do not participate in the rights
participate in the offering may         offering will be diluted.  Even if a shareholder elects
become diluted.                         to exercise all the rights granted, his or her percentage
                                        ownership may still suffer dilution if more than
                                        1,023,415 shares are sold in the offering.

To preserve capital and facilitate      Because we follow a policy of retaining earnings to
growth, we do not anticipate            support growth, our board of directors expects that, in
paying cash dividends in the near       the near term, when Bancorp can pay dividends, the
future.                                 dividends will continue to take the form of stock
                                        distributions and not cash dividends.  For this reason,
                                        people who need or desire cash dividend income should not
                                        presently invest in Bancorp shares.  See "Dividends" and
                                        "Description of Common Stock."  Also, as a practical
                                        matter, our regulators restrict dividend payments except
                                        if net income available to shareholders fully funds the
                                        proposed dividends, and the expected rate of earnings
                                        retention is consistent with capital needs, asset quality
                                        and overall financial condition.  See "Dividends."  For
                                        these reasons, we can give no assurance that Bancorp will
                                        declare cash dividends or that the amount of dividends,
                                        if declared, would continue.

                                 USE OF PROCEEDS

     The proceeds from the sale of the common stock offered hereby will support our projected growth and expansion. If all 1,173,415 shares of common stock being offered hereby are sold in the offering, the net proceeds to Bancorp will be approximately $_________, after deducting estimated aggregate offering costs and expenses of approximately $125,000.

     Bancorp anticipates growth through the opening of new branches as well as diversifying the financial products offered by the Bank. In order to ensure that its growth is properly measured, Bancorp has developed a strategic plan with a focused set of goals and objectives segmented into one, three, and five-year timeframes. The strategic plan establishes product, branching and profitability strategies based upon multiple factors. Without additional capital, Bancorp's growth and expansion would be slowed and its business limited. The offering is intended to raise the required capital to execute the strategic plan.

     Proceeds from the offering will be used to open new branches and to increase the Bank's legal lending limits so that the Bank can offer a greater range and diversification of products. The costs and expenses associated with opening new branches are expected to include expenses for market analysis, legal and accounting fees, regulatory application fees, consulting fees, training costs and salary expenses.

     Until utilized for the above-stated purposes, offering proceeds will be invested in investment grade, short-term investments.

                             MARKET FOR COMMON STOCK

     The common stock of Bancorp currently trades on the NASDAQ OTC Bulletin Board under the symbol MMTH. The following table sets forth, for the periods indicated, the high and low last sale information for Bancorp's common stock, as reported on the NASDAQ OTC Bulletin Board. Please note that the information set forth below reflects prices, without retail mark-up, mark-down or commission and may not represent actual transactions. In addition, the information set forth below for periods prior to August 31, 2000, the date the Bank was reorganized into a holding company structure through the exchange of Bancorp common stock for Bank common stock, reflects high and low last sale information for the then outstanding common stock of the Bank.


Year Ending December 31, 2002                           High           Low
                                                     --------        -------

First Quarter........................................$  16.50        $ 14.00
Second Quarter (through April 26, 2002)..............   16.00          14.00

Year Ended December 31, 2001                            High           Low
                                                     --------        -------

First Quarter........................................$  10.48        $  8.33
Second Quarter.......................................    9.76           8.69
Third Quarter........................................   10.48           8.91
Fourth Quarter.......................................   12.00          10.00

Year Ended December 31, 2000                            High           Low
                                                     --------        -------

First Quarter........................................$   9.75        $  8.73
Second Quarter.......................................    9.52           8.62
Third Quarter........................................    9.98           8.84
Fourth Quarter.......................................    9.98           8.84

     The NASDAQ OTC Bulletin Board is generally considered to be a less active and efficient market than the NASDAQ National Market System or SmallCap Market or any national exchange and will not provide investors with the liquidity the NASDAQ National Market System or SmallCap Market or a national exchange would offer. Ryan, Beck & Co., LLC, Monroe Securities, Inc., Hill Thompson, Magid, L.P., Herzog, Heine & Geduld, Inc., Wedbush Morgan Securities, Inc. and F.J. Morrissey & Co. are market makers for our common stock.

     As of April 15, 2002, the approximate number of registered holders of Bancorp's common stock was 352.

     Bancorp has not paid any cash dividends on its common stock and does not intend to declare or pay cash dividends in the foreseeable future. Further, as a bank holding company, Bancorp may only pay cash dividends if net income available to shareholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition. See "Dividends."

                         DETERMINATION OF OFFERING PRICE

     Since the commencement of trading in Bancorp's common stock, there has been limited trading activity in the shares and the trading volume has been low. During the period commencing on January 1, 2002 and ending on March 31, 2002, a total of eight trades were executed by market makers in Bancorp's common stock involving a total volume of 2,300 shares or an average of 287.5 shares per trade. Given the limited trading activity and low volume, our board of directors does not believe that an average of actual prices at which shares were traded best reflects the price at which shares should be offered in this offering. Instead, our board of directors believes that an appropriate criteria for determining the price to be paid for shares offered hereby is an average of the bid and asked price for our common stock by market makers that make a market in Bancorp's common stock. The bid price reflects the highest price offered to purchase the shares. The asked price reflects the lowest price acceptable to a seller of the shares.

     After evaluating the factors described above, our board of directors has determined that the offering price of the shares being offered hereby should be based on the average of posted bid and asked prices made by each of the NASDAQ OTC Bulletin Board listed market makers in our common stock (excluding those market makers that have not traded our common stock in 2002) for the twenty (20) trading days immediately prior to the date upon which the offering commences. Accordingly, the offering price will be determined by (i) adding together the amounts of all of the bid and asked prices for shares of our outstanding common stock made during the twenty (20) trading days prior to the commencement of the offering through the market makers in our common stock that were active in trading our common stock in 2002, and (ii) dividing such total amount by the number of offers to purchase and sell shares of our common stock. Using this pricing methodology, the offering price of $___ per share was established.

                                    DIVIDENDS

     It is anticipated that cash dividends will not be declared on the common stock in the foreseeable future. Our dividend policy is subject to certain regulatory considerations and the discretion of our board of directors and depends upon a number of factors, including operating results, financial condition and general business conditions. Holders of common stock are entitled to receive dividends as, if and when declared by our board of directors out of funds legally available therefor, subject to the restrictions set forth under the Federal Bank Holding Company Act. The Bank Holding Company Act restricts cash dividend payments except if net income available to shareholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition.

                             SELECTED FINANCIAL DATA

     The following selected financial data of Bancorp and the Bank as of and for the years ended December 31, 2001, 2000, 1999 and 1998 are derived from the audited financial statements of Bancorp and the Bank. The selected financial data should be read in conjunction with the financial statements of Bancorp and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this Prospectus.

        MONMOUTH COMMUNITY BANCORP - Summarized Statements of Operations

                      (in thousands, except share amounts)


                                                                  Year Ended
                                                                 December 31,
                                                        -----------------------------------------
                                                        2001        2000        1999         1998
                                                        ----        ----        ----         ----

Interest and dividend income                         $ 6,543     $ 4,645     $ 2,137      $   416
Interest expense - interest on deposits                2,703       1,809         890          124
                                                     -------     -------     -------      -------
Net interest income                                    3,840       2,836       1,247          292
Provision for loan losses                                211         291         334           85
                                                     -------     -------     -------      -------
Net interest income after provision for loan losses    3,629       2,545         913          207
                                                     -------     -------     -------      -------
Other income                                             440         361         199            7
                                                     -------     -------     -------      -------
Other non-interest expenses, including salaries
and employee benefits, professional and
application fees, occupancy expenses, etc              3,531       2,653       1,800          886
                                                     -------     -------     -------      -------
Income/(Loss) before income taxes and
cumulative effect of a change in account
principle                                                538         253        (688)        (672)
Income taxes                                               1          --          --           --
                                                     -------     -------     -------      -------
Net income/(loss) before cumulative effect of a
change in accounting principle                           537         253        (688)        (672)
Cumulative effect of a change in accounting
principle, net of tax effect of $0                        --          --          --         (137)
                                                     -------     -------     -------      -------
Net income/(loss)                                    $   537     $   253      $ (688)      $ (809)
                                                     =======     =======      ======       ======
Net income/(loss) per share* - Basic and Diluted     $   .52     $   .25      $(1.07)      $ (0.68)**
                                                     =======     =======      ======       ======


* All per share amounts have been restated to reflect 5% stock distributions paid on December 31, 2001 and 2000.


** Net loss per share for the year ended December 31, 1998 has been calculated by dividing net losses from operations of $460,000 (this figure excludes net start up and organizational expenses of $212,000 from January 1, 1998 to July 27, 1998), by the weighted average number of shares then outstanding, 676,571.

                    MONMOUTH COMMUNITY BANCORP - Summarized Balance Sheets

                                        (in thousands)


                                                                   December 31,

                                                    2001           2000           1999           1998
                                                 ---------      ---------      ---------      ---------
Assets:
Cash and due from banks                          $   3,798      $   4,750      $   2,968      $   1,219
Federal funds sold                                   9,900          9,300          8,300         10,500
Investment securities held to maturity              27,289         15,339         10,097            202
Investment securities available for sale, at        12,679          3,007             --
market value                                            --
Loans, net                                          61,881         46,944         28,524          7,917
Premises and equipment                               1,300            804            851            724
Other assets                                         1,177            661            354            133
                                                 ---------      ---------      ---------      ---------
Total assets                                     $ 118,024      $  80,805      $  51,094      $  20,695
                                                 =========      =========      =========      =========
Liabilities and Shareholders' Equity:
Deposits                                           108,892         72,352         43,651         15,292
Accrued expenses and other liabilities                 240            167            124             75
                                                 ---------      ---------      ---------      ---------
Total liabilities                                $ 109,132      $  72,519      $  43,775      $  15,367
                                                 ---------      ---------      ---------      ---------
Shareholders' equity:
Common stock                                            10             10              9              7
Additional paid-in capital                           9,589          9,520          8,807          6,130
Accumulated deficit                                   (707)        (1,244)        (1,497)          (809)
                                                 ---------      ---------      ---------      ---------
Total shareholders' equity                           8,892          8,286          7,319          5,328
                                                 ---------      ---------      ---------      ---------
Total liabilities and shareholders' equity       $ 118,024      $  80,805      $  51,094      $  20,695
                                                 =========      =========      =========      =========


                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     The following discussion and analysis is intended to provide information about Bancorp's financial condition and results of operations for the years ended December 31, 2001 and 2000. The following information should be read in conjunction with Bancorp's audited financial statements including the related notes thereto, which are included on pages F-1 through F-15 of this prospectus.

Overview

     Our net profit from operations for the year ended December 31, 2001 was $537 thousand, or $.52 per basic and diluted share, compared to a net profit of $253 thousand, or $.25 per basic and diluted share, for the year ended December 31, 2000.

     Total assets of $118.0 million at December 31, 2001 were comprised primarily of $9.9 million in Federal funds sold, $61.9 million in net loans and $3.8 million in cash and due from banks, compared to total assets of $80.8 million at December 31, 2000, which primarily consisted of $9.3 million in Federal funds sold, $46.9 million in net loans and $4.8 million in cash and due from banks. Total assets at December 31, 2001 were funded primarily through deposits of $108.9 million, a 51% increase over deposits of $72.4 million at December 31, 2000.

     During the year ended December 31, 2001, we experienced no non-accrual loans and $6,000 in charge-offs, compared to no non-accrual loans and $0 charge-offs for the year ended December 31, 2000.

Performance Ratios:                                 2001              2000
                                                    ----              ----
Return on average assets                            0.54%             0.40%
Return on average shareholders' equity              6.18%             3.14%
Shareholders' equity to total assets                7.53%            10.25%


Results of Operations

General

     Bancorp's principal source of revenue derives from the Bank's net interest income, which is the difference between interest income on earning assets and interest expense on deposits. Interest-earning assets consist principally of loans, securities and federal funds sold, while the sources used to fund such assets consist primarily of deposits. Bancorp's net income is also affected by the Bank's provision for loan losses, other income and other expenses. Other income consists primarily of service charges and fees. Other expenses consist primarily of salaries and employee benefits, occupancy costs and other operating related expenses.

Net Interest Income

     Net interest income of the Bank was $3.8 million for the year ended December 31, 2001, as compared to $2.8 million for the year ended December 31, 2000. Net interest income for the year ended December 31, 2001 was comprised primarily of $478 thousand in interest on Federal funds sold, $4.3 million in interest on loans and $1.8 million in interest on securities, less interest expense on deposits of $2.7 million, whereas net interest income for the year ended December 31, 2000 was comprised primarily of $556 thousand in interest on Federal funds sold, $3.2 million in interest on loans and $847 thousand in interest on securities, less interest expense on deposits of $1.8 million.

     Interest-earning assets averaged $93.1 million for the year ended December 31, 2001, a 60% increase over interest-earning assets of $58.3 million for the year ended December 31, 2000. Interest-earning assets for such periods were funded primarily by deposit inflows. Deposits for the year ended December 31, 2001 averaged $89.6 million, of which $73.8 million or 82% were interest-bearing. This number represents a 65% increase over total deposits for the year ended December 31, 2000, which averaged $54.2 million, 79% of which, or $42.9 million, were interest-bearing.

     Net interest margin, which represents net-interest income as a percentage of average interest-earning assets, was 4.12% for the year ended December 31, 2001, and 4.87% for the year ended December 31, 2000. The net interest margin compression experienced in 2001 was primarily attributable to the general interest rate-declines that occurred during such year. During 2001, interest rates, as measured by the prime rate of interest, decreased from 9.50% at the beginning of the year to 4.75% by December 31, 2001. As the Bank generates the majority of its interest income on loans and investments, the prevailing interest rate environment resulted in significantly lower rates available on interest earning assets.

     The following table presents a summary of the principal components of interest income and interest expense for the periods indicated:


                                                 Year ended December 31,         Year ended December 31,
      (dollars in thousands)                               2001                            2000
                                                ----------------------------   ------------------------------


                                                Average           Average       Average           Average
                                                Balance  Interest Yield/Cost    Balance  Interest Yield/Cost
                                                -------  -------- ----------    -------  -------------------
  Interest earning assets:
  Federal funds sold                            $12,107   $  456     3.77%       $8,618   $  548     6.34%
  Loans receivable, gross                        52,917    4,310     8.15%       36,956    3,241     7.95%
  Deposits with banks                               396       23     5.86%          133        8     5.89%
  Securities                                     27,674    1,755     6.34%       12,558      847     6.74%
                                                 ------    -----     ----        ------      ---     ----
     Total interest earning assets               93,094    6,544     7.03%       58,265    4,644     7.95%
  Cash and due from banks                         4,113                           3,418
  Allowance for loan losses                        (713)                           (466)
  Other assets                                    2,206                           1,274
                                                  -----                           -----

  Total Assets                                  $98,700                         $62,491
                                                 =======                         =======

  Interest bearing liabilities:
  Interest bearing demand                       $27,295   $  778     2.85%      $13,018   $  415     3.18%
  Money market                                    9,368      339     3.62%        5,219      216     4.13%
  Savings                                        10,605      274     2.58%        8,265      279     3.37%
  Time                                           26,487    1,313     4.96%       16,386      899     5.47%
                                                 ------    -----     ----        ------      ---     ----
     Total interest bearing  liabilities         73,755    2,704     3.67%       42,888    1,809     4.21%
  Non-interest bearing demand                    15,893                          11,301
  Other liabilities                                 361                             244
  Shareholders' equity                            8,691                           8,058
                                                  -----
  Total liabilities and                         $98,700                         $62,491
                                                 =======                         =======
  shareholders' equity

  Net interest income                                     $3,840                          $2,835
                                                          ======                          ======

  Net interest rate spread1                                          3.36%                           3.74%

  Net interest margin2                                               4.12%                           4.87%
  --------------------------------

     1 Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

     2 Net interest margin represents net interest income divided by average interest-earning assets.

Rate Volume Analysis.

     The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to
(i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the change due to rate (in thousands).


                                                            Year-ended December 31, 2001
                                                                     Compared to
                                                            Year-ended December 31, 2000
                                                       -----------------------------------------

                                                          Increase (Decrease)
                                                           Due to Change in:          Total
                                                                                     Increase
                                                         Volume         Rate        (Decrease)
                                                         ------         ----        ----------
(in thousands)

Interest Income:
 Loans                                                $     1,306   $     (237)    $    1,069
 Securities                                                   962          (54)           908
 Other interest-bearing deposits                               15          ---             15
 Federal funds sold                                           177         (269)           (92)
                                                      ------------- -------------- -------------
  Total interest-earning assets                             2,460         (560)         1,900

Interest Expense:
 Interest-bearing checking                                    410          (47)           363
 Savings deposits                                              69          (74)            (5)
 Money market deposits                                        153          (30)           123
 Time deposits                                                505          (91)           414
                                                      ------------- -------------- -------------
  Total interest-bearing liabilities                        1,137         (242)           895
                                                      ------------- -------------- -------------

Net interest income                                   $     1,323   $     (318)    $    1,005
                                                      ============= ============== =============


Provision for Loan Losses

     For the year ended December 31, 2001, the Bank's provision for loan losses was $211 thousand, as compare to $291 thousand for the prior year. The 2001 figure is reflective of the growth in the Bank's loan portfolio and the absence of non-performing loans.

Non-Interest Income

     Non-interest income was $440 thousand for the year ended December 31, 2001, as compared to $361 thousand for the year ended December 31, 2000, an increase of $79 thousand, or 22%. The increase was due primarily to net gains on the sale of residential mortgage loans which was $57 thousand for the year ended December 31, 2001, as compared to $0 for the prior year. Service charges on bank accounts were $354 thousand for the year ended December 31, 2001, as compared to $324 thousand for the prior year. Loan fees totaled $29 thousand for the year ended December 31, 2001, as compared to $37 thousand for the prior year.

Non-Interest Expense

     Non-interest expense includes, among other costs and expenses, salaries, costs of employee benefits, professional and application fees and occupancy expense. Non-interest expense for the year ended December 31, 2001 was $3.5 million, as compared to non-interest expense of $2.7 million for the year ended December 31, 2000. This increase was due to expenses incurred to support the general growth of the Bank. During 2001, the Bank opened two new branches and effectively doubled the size of its operations. The Neptune City branch was opened in July of 2001 and the Little Silver branch was opened in December of that same year.

Financial Condition

Securities Portfolio

     The Bank's securities portfolio consist of United States Treasury Securities and obligations of United States Government sponsored agencies and mortgage-backed securities of United States Government sponsored agencies. Securities held to maturity of $27.3 million at December 31, 2001, represented an increase of 78% or $15.3 million over the year ended December 31, 2000. Securities available for sale had a market value of $12.7 million at December 31, 2001, representing an increase of 322% or $9.7 million over the $3.0 million at December 31, 2000.

     The following table summarizes the maturity and weighted average yield in each category of the Bank's securities portfolios at December 31, 2001:


Maturities and weighted average                        Over             Over
yields:                                Within         1 to 5           5 to 10         Over 10
(dollars in thousands)                 1 Year          Years            Years          Years           Total
                                       ------          -----            -----          -----           -----

Securities Held to Maturity:
Mortgage-Backed Securities:
  Amortized Cost                        $  --      $       832      $      --      $    14,457      $   15,289
  Weighted Average Yield                   --             6.90%            --             6.03%           6.08%
Obligations of U.S. Government
Agencies
  Amortized Cost                           --           12,000             --               --          12,000
  Weighted Average Yield                   --             5.48%            --               --            5.48%
                                        -----      -----------      ---------      -----------      ----------
Total Securities Held to Maturity
  Amortized Cost                        $  --      $    12,832      $      --      $    14,457      $   27,289
  Weighted Average Yield                   --             5.57%            --             6.03%           5.81%
                                        =====      ===========      =========      ===========      ==========

Securities Available for Sale:
Mortgage-Backed Securities:
  Amortized Cost                        $  --      $        --      $   4,072      $     5,535      $    9,607
  Weighted Average Yield                   --               --           5.09%            6.24%           5.75%
Obligations of U.S. Government
Agencies
  Amortized Cost                           --            3,002             --               --           3,002
  Weighted Average Yield                   --             6.51%            --               --            6.51%
                                        -----      -----------      ---------      -----------      ----------
Total Securities Available for Sale
  Amortized Cost                        $  --      $     3,002      $   4,072      $     5,535      $   12,609
  Weighted Average Yield                   --             6.51%          5.09%            6.24%           5.93%
                                        =====      ===========      =========      ===========      ==========


Loan Portfolio

     The following table summarizes net loans outstanding by loan category and amount at December 31, 2001 and 2000.

(in thousands)                            December 31, 2001   December 31, 2000
                                          -----------------   -----------------
Commercial and industrial loans               $  23,212           $  18,165
Real estate loans - commercial                   27,229              19,103
Home equity and second mortgages                 11,182               9,279
Consumer loans                                    1,113               1,047
                                              ---------           ---------
                                                 62,736              47,594
Less allowance for loan losses                      855                 650
                                              ---------           ---------
Net loans                                     $  61,881           $  46,944
                                              =========           =========

     For the twelve month period ended December 31, 2001, net loans increased by $14.9 million, or 32%, from the $46.9 million at December 31, 2000.

     For the twelve month period ended December 31, 2001, commercial and industrial loans and commercial real estate loans increased by $13.2 million, or 35%, from the $37.3 million at December 31, 2000.

     During 2001, home equity and second mortgages increased by $1.9 million to $11.2 million at December 31, 2001, which represents a 21% increase from the $9.3 million at December 31, 2000.

     The following table summarizes the maturities of loans by category and whether such loans are fixed or floating rate:




                                                  Over 1     Over 3    Over 5 to   Over
Maturity and repricing data for loans:   Within     to 3       to 5        10        10
(in thousands)                           1 Year     Years     Years      Years     Years   Total
                                         -------- ---------- --------- ----------- ------- -------

Loans secured by 1-4 family
residential properties

   Fixed rate                            $   376  $  1,469   $  3,186    $  167    $  770  $ 5,968
   Adjustable rate                         7,348        --         --        --        --    7,348

All other loans secured by real estate
   Fixed rate                                 64     7,652     15,320     2,171        --   25,207
   Adjustable rate                         5,000        --         --        --        --    5,000

All Other loans
   Fixed rate                              2,198     2,845      4,527       169         6   9,745
   Adjustable rate                         9,468        --         --        --        --   9,468
                                         -------- ---------- --------- ----------- ------- -------

Total                                    $24,454  $ 11,966   $ 23,033    $2,507    $  776  $62,736
                                         ======== ========== ========= =========== ======= =======

Non-Performing Loans

     Loans are considered to be non-performing if they are (i) on a non-accrual basis, (ii) are past due ninety (90) days or more and still accruing interest, or (iii) have been renegotiated to provide a reduction or deferral of interest or principal because of a weakening in the financial positions of the borrowers. A loan which is past due ninety (90) days or more and still accruing interest remains on accrual status only where it is both adequately secured as to principal and is in the process of collection. The Bank had no non-performing loans at December 31, 2001 or at December 31, 2000.

Potential Problem Loans

     In addition to non-performing loans, the Bank maintains a "watch list" of loans which are subject to heightened scrutiny and more frequent review by management. Loans may be placed on the "watch list" because of documentation deficiencies, or because management has identified "structural weaknesses" which potentially could cause such loans to become non-performing in future periods. As of December 31, 2001, there were no loans identified as having structural weaknesses on the "watch list." The total balance of loans on the "watch list" at December 31, 2001 was $1.6 million.

Allowance for Loan Losses and Related Provision

     The allowance for loan losses is a valuation reserve available for losses incurred or expected on extension of credit. The determination of the adequacy of the allowance for loan losses is a critical accounting policy of the Bank, due to the inherently subjective nature of the evaluation. Credit losses primarily arise from the Bank's loan portfolio, but also may be derived from other credit-related sources, including commitments to extend credit. Additions are made to the allowance through periodic provisions which are charged to expense. All losses of principal are charged to the allowance when incurred or when a determination is made that a loss is expected. Subsequent recoveries, if any, are credited to the allowance.

     The adequacy of the allowance for loan losses is determined through a periodic review of outstanding loans and commitments to extend credit. The impact of economic conditions on the creditworthiness of the borrowers is considered, as well as loan loss experience, changes in the composition and volume of the Bank's loan portfolio, and management's assessment of the risks inherent in the loan portfolio. These and other factors are used in assessing the overall adequacy of the allowance for loan losses and the resulting provisions for loan losses. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based upon changes in general economic conditions and determination of the financial condition of borrowers or underlying collateral values. In addition, various regulatory agencies periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgement of information available to them at the time of their examination.

     The following table summarizes the Bank's allowance for loan losses for the years ended December 31, 2001 and 2000.


(in thousands)                                            2001              2000
                                                          ----              ----
Balance, beginning of year                              $  650            $  359
Provision charged to expense                               211               291
                                                        ------            ------
Charge-offs                                                (6)               ---
Balance, end of year                                    $  855            $  650
                                                        ======            ======
Ratio of allowance for loan losses to total                                1.37%
loans                                                    1.36%
Ratio of net charge-offs to average loans                                  0.00%
outstanding                                              0.01%

     The following table sets forth the Bank's percent of allowance for loan losses to total allowance and the percent of loans to total loans in each of the categories listed at the dates indicated (dollars in thousands):


                                                       At December 31,
                               -----------------------------------------------------------------

                                            2001                               2000
                               -------------------------------     -----------------------------

                                                                                       Percent
                                        Percent                             Percent    of
                                        of         Percent                  of         loans
                                        allowance  of loans                 allowance  to
                                        to total   to total                 to total   total
                               Amount   allowance    loans         Amount   allowance   loans
                               -------- ---------- -----------     -------- ---------- ---------

Commercial loans               $   709     82.9%      80.4%        $   523      80.5%     78.3%

Consumer loans                     146     17.1%      19.6%            127      19.5%     21.7%
                               -------- ---------- -----------     -------- ---------- ---------

Total                          $   855   100.00%    100.00%        $   650    100.00%   100.00%
                               ======== ========== ===========     ======== ========== =========

Deposits

     One of the Bank's primary strategies is the accumulation and retention of core deposits. Core deposits are defined as of all deposits except certificates of deposits in excess of $100 thousand. Total deposits were $108.9 million at December 31, 2001, an increase of $36.5 million from the year ended December 31, 2000. Core deposits as a percentage of total deposits were 86% at December 31, 2001, and 80% at December 31, 2000.

     The following table represents categories of the Bank's deposits at December 31, 2001 and 2000.

 (in thousands)                                         2001              2000
                                                        ----              ----
Demand deposits, non-interest bearing                  $ 17,215          $13,993
Savings, N.O.W. and money market accounts                63,603           35,753
Certificates of deposit of less than $100,000            12,308            8,462
Certificates of deposit of $100,000 or more              15,766           14,144
                                                        --------         -------
Total deposits                                         $108,892          $72,352
                                                        ========         =======

     The following table represents categories of the Bank's average deposit balances and weighted average interest rates for the years ended December 31, 2001 and 2000.


(in thousands)                                          2001                     2000
                                                        ----                     ----
                                                           Weighted                 Weighted
                                                  Average  Average        Average   Average
                                                  Balance    Rate         Balance     Rate
                                                  -------    ----         -------     ----
Demand deposits, non-interest bearing             $15,893       --%        $11,301       --%
Savings, N.O.W. and money market accounts          47,268     2.94%         26,502     3.43%
Certificates of deposit of less than $100,000      11,144     5.12%          6,444     5.40%
Certificates of deposit of $100,000 or more        15,343     4.84%          9,942     5.52%

Total deposits                                    $89,648     3.02%        $54,189     3.33%



     At December 31, 2001, the Bank had $28.1 million in time deposits maturing as follows (in thousands):


                                            Over 3     Over 1
                                 3 months   to 12      year to    Over 3
                                  or less    months     3 years    years      Total
                                 ---------- ---------- ---------- --------- ----------

Less than $100,000               $  5,599   $  4,073   $  2,174   $    462  $ 12,308

Equal to or more than $100,000      8,815      6,498        353        100    15,766
                                 ---------- ---------- ---------- --------- ----------
Total                            $ 14,414   $ 10,571   $  2,527   $    562  $ 28,074
                                 ========== ========== ========== ========= ==========


Liquidity and Capital Resources

     Liquidity defines the ability of the Bank to generate funds to support asset growth, meet deposit withdrawals, maintain reserve requirements and otherwise operate on an ongoing basis. An important component of a bank's asset and liability management structure is the level of liquidity, which are net liquid assets available to meet the needs of its customers and regulatory requirements. During the past two years, the liquidity needs of the Bank were primarily met by cash on hand and loan and investment amortizations. The Bank invests funds not needed for operations (excess liquidity) primarily in daily Federal funds sold. With adequate cash inflows resulting from deposits during 2000 and 2001 the Bank maintained levels of short-term assets sufficient to maintain ample liquidity. During 2001, the Bank built a large secondary source of liquidity known as Investment Securities Available for Sale. The market value of that portfolio was $12.7 million at December 31, 2001.

     The Bank is subject to various regulatory capital requirements administered by Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. See "Government Regulation."

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total capital and Tier 1 capital to risk weighted assets, and of Tier 1 capital to average assets (leverage ratio). We believe that, as of December 31, 2001, the Bank met all capital adequacy requirements to which it is subject.

     As of December 31, 2001, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that we believe have changed the Bank's category.

     The Bank's actual capital ratios at December 31, 2001 and 2000 are presented in the following table:


                                       Tier I              Tier I
                                     Capital to
                                   Average Assets        Capital to       Total Capital to
                                       Ratio           Risk Weighted       Risk Weighted
        Capital Ratios            (Leverage Ratio)      Asset Ratio         Asset Ratio
-------------------------------- ------------------- ------------------- -------------------

                                   2001      2000      2001      2000      2001      2000
                                 --------- --------- --------- --------- --------- ---------
Monmouth Community Bank, N.A.     7.68%     11.02%    11.60%    15.99%    12.73%    17.24%
"Adequately capitalized"
institution (under Federal
regulations)                      4.00%     4.00%     4.00%     4.00%     8.00%     8.00%
"Well capitalized" institution
(under Federal regulations)       5.00%     5.00%     6.00%     6.00%     10.00%    10.00%


Impact of Inflation

     The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operation of Bancorp and the Bank is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. We believe that continuation of our efforts to manage the rates, liquidity and interest sensitivity of our assets and liabilities is necessary to generate an acceptable return on assets.

                           PRINCIPAL SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of April 15, 2002, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Bancorp's common stock, which is the only class of Bancorp capital stock with shares issued and outstanding, by (i) each Bancorp director, (ii) James S. Vaccaro and Richard O. Lindsey, the only Named Executive Officers (as defined below) of Bancorp, (iii) each person or group of persons known by Bancorp to be the beneficial owner of more than 5% of Bancorp's outstanding common stock, and (iv) all directors and executive officers of Bancorp as a group:

                                                 Beneficial Ownership of Bancorp's
                                                            Common Stock
                                                 -----------------------------------
Name of Beneficial Owner(1)                      No. of Shares (2)   Percent of Class
James G. Aaron, Esq.(3)(4)........................       53,862             5.04%
Mark R. Aikins, Esq.(3)(5)........................       21,615             2.02%
Nicholas A. Alexander, C.P.A. (3)(6)..............       14,175             1.33%
John A. Brockriede (3)(7).........................       66,613             6.23%
Solomon Dwek (3)(8)...............................       58,065             5.43%
Richard O. Lindsey (3)(9)(10).....................       22,099             2.07%
John F. McCann (3)(11)............................       36,225             3.39%
Harold M. Miller, Jr.(3)(12)......................       43,890             4.10%
Carmen M. Penta, C.P.A.(3)(13)....................       13,465             1.26%
Mark G. Solow (3)(14).............................       36,225             3.39%
James S. Vaccaro (3)(15)(16)......................       19,251             1.80%
Philip Konvitz (17)(18)...........................       54,862             5.13%
All Executive Officers and
Directors as a Group (14 persons) (4)(5)(6)(7)(8)
(9)(11)(12)(13)(14)(15)(19).......................      385,485            36.05%

     (1) Except for Mr. Konvitz, each person listed in this table maintains a mailing address at 627 Second Avenue, Long Branch, New Jersey 07740. Mr. Konvitz maintains a mailing address at 1060 Ocean Avenue, Elberon, New Jersey 07740.

     (2) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Bancorp common stock if he or she has voting or investment power with respect to such security. This includes shares (i) subject to options exercisable within sixty (60) days, and (ii)(a) owned by a spouse,

          (b) owned by other immediate family members, or (c) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

     (3)  Such person serves as a director of Bancorp.

     (4) Includes 3,150 shares subject to currently exercisable stock options; 11,576 shares beneficially owned by Mr. Aaron but registered in the name of Prudential Securities; 3,958 shares registered in the name of Madlyn Aaron, Mr. Aaron's wife; 4,961 shares registered in the name of ERBA Co., Inc., in which Mr. Aaron has an ownership interest and serves as a vice president; 5,512 shares registered in the name of Mr. Aaron as trustee for the Trust Under the Will of Leslie B. Aaron, Mr. Aaron's father, as to which shares he disclaims any beneficial interest; and 4,410 shares registered in the name of the Aaron Family Limited Partnership, of which Mr. Aaron is a partner. Also includes, 2,205 shares registered in the name of Madlyn Aaron as trustee for Mr. and Mrs. Aaron's son, Chad; 2,205 shares registered in the name of Madlyn Aaron as trustee for Mr. and Mrs. Aaron's daughter, Samantha; 5,512 shares in the name of the David Ritter Trust, of which Mr. Aaron is a trustee; and 5,512 shares in the name of the Randy Ritter Trust, of which Mr. Aaron is a trustee. Mr. Aaron disclaims any beneficial interest to the shares held in the aforementioned trusts.

     (5) Includes 3,150 shares subject to currently exercisable stock options; 18,025 shares registered in the name of Mr. Aikins and held in a Simplified Employee Pension - Individual Retirement Account; and 220 shares held by Mr. Aikins' children, 110 shares by Louis Richmond Aikins and 110 shares by Andrew Charles Aikins, as to which shares he disclaims any beneficial interest.

     (6)  Includes 3,150 shares subject to currently exercisable stock options.

     (7) Includes 3,150 shares subject to currently exercisable stock options; 21,923 shares held by CJM Management, L.L.C., of which Mr. Brockriede is an Administrative Member; 606 shares held by Linda J. Brockriede, Mr. Brockriede's wife, in trust for John A. Brockriede, III, as to which shares he disclaims any beneficial interest; 826 shares held by Linda J. Brockriede in trust for Hunter H. Hacking, as to which shares he disclaims any beneficial interest; 606 shares held by Linda J. Brockriede in trust for Raven M. Hacking, as to which shares he disclaims any beneficial interest; 606 shares held by Linda J. Brockriede in trust for Austin J. Brockriede, as to which shares he disclaims any beneficial interest; 330 shares held by Linda J. Brockriede in trust for Gianna R. Brockriede, as to which shares he disclaims any beneficial interest; 330 shares held by Linda J. Brockriede in trust for Nicholas A. Brockriede, as to which shares he disclaims any beneficial interest; 23,100 shares held jointly with Linda J. Brockriede; and 1,046 shares registered in the name of PaineWebber as custodian for the Individual Retirement Account and SEP of John A. Brockriede.

     (8) Includes 3,150 shares subject to currently exercisable stock options; 7,350 shares held in the name of Isaac Dwek & Pearl Pamela Dwek, as trustees for the Isaac Dwek Irrevocable Trust for the benefit of Isaac Dwek; 5,565 shares held in the name of the Raizel Dwek Irrevocable Trust with Pearl Pamela Dwek & Isaac Dwek as trustees; and 4,200 shares held in the name of the Milo Dwek 1998 Irrevocable Trust, Solomon Dwek grantor, Pearl Pamela Dwek & Isaac Dwek trustees. Mr. Dwek disclaims any beneficial interest to all shares held in the aforementioned trusts.

     (9) Includes 11,025 shares subject to currently exercisable stock options; 3,307 shares held jointly with Donna A. Lindsey, Mr. Lindsey's wife; and 2,205 shares held by Wheat First Butcher Singer as custodian for Richard O. Lindsey's Individual Retirement Account.

     (10) Mr. Lindsey serves as the President of Bancorp.

     (11) Includes 3,150 shares subject to currently exercisable stock options; and 5,512 shares held by Mary Ellen McCann, Mr. McCann's wife, as to which shares he disclaims any beneficial interest.

     (12) Includes 3,150 shares subject to currently exercisable stock options; 2,205 shares held by Harold M. Miller III, Mr. Miller's son, as to which shares he disclaims any beneficial interest; and 2,205 shares held by James R. Miller, Mr. Miller's son, as to which shares he disclaims any beneficial interest.

     (13) Includes 3,150 shares subject to currently exercisable stock options.

     (14) Includes 3,150 shares subject to currently exercisable stock options; and 6,615 shares held jointly with Susan S. Solow, Mr. Solow's wife.

     (15) Includes 10,473 shares held by Merrill Lynch Pierce Fenner & Smith as custodian for the benefit of James S. Vaccaro Simplified Employee Pension; 441 shares held by Mr. Vaccaro as custodian for Jillian Vaccaro, Mr. Vaccaro's daughter, under the Uniform Gifts to Minors Act, as to which shares he disclaims any beneficial interest; 441 shares held by Mr. Vaccaro as custodian for Jenna Vaccaro, Mr. Vaccaro's daughter, under the Uniform Gifts to Minors Act, as to which shares he disclaims any beneficial interest; and 661 shares held by Mr. Vaccaro as custodian for James S. Vaccaro, IV, Mr. Vaccaro's son, under the Uniform Gifts to Minors Act, as to which shares he disclaims any beneficial interest.

     (16) Mr. Vaccaro serves as the Chairman of the Board and Chief Executive Officer of Bancorp.

     (17) Includes 3,100 shares subject to currently exercisable stock options; 26,459 shares held by the Lehigh Agency, of which Mr. Konvitz is President; 2,756 shares held with Barbara Konvitz Dubel, as joint tenants; 4,908 shares held with Jane Konvitz Korbrin, as joint tenants; and 2,756 shares held with Norman Konvitz, as joint tenants.

     (18) Mr. Konvitz is a former director of Bancorp.

     (19) Includes 3,307 shares subject to currently exercisable options held by Anthony Giordano, Treasurer of Bancorp; 498 shares held by Charles Schwab & Co. for the benefit of Mr. Giordano IRA; 493 shares held by Charles Schwab & Co. for the benefit of Mr. Giordano's spouse, as to which shares he disclaims any beneficial interest, and 143 shares held by Mr. Giordano as custodian for his son, Anthony Giordano IV, under the Uniform Gifts to Minors Act, as to which shares he disclaims any beneficial interest.

                      DESCRIPTION OF BUSINESS AND SERVICES

General

     Monmouth Community Bancorp is a single-bank holding company headquartered in Long Branch, New Jersey. Our wholly-owned subsidiary, Monmouth Community Bank, National Association, provides a full range of banking services to individual and business customers located primarily in coastal Monmouth County, New Jersey (the "Market Area"). The Bank has branches located in Long Branch, Spring Lake Heights, Little Silver and Neptune City, New Jersey. The Bank is a national association chartered by the Office of the Comptroller of the Currency ("OCC"), and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). As a community bank, the Bank's emphasis is on providing a broad range of financial products and services to individual consumers, small businesses and professionals in the Market Area. When a customer's loan requirements exceed the Bank's lending limit, the Bank seeks to arrange such loans on a participation basis with other financial institutions. In addition, the Bank participates in loans originated by other financial institutions.

     The Bank offers a full range of retail and commercial banking services to its customers, including checking accounts, savings accounts, money market accounts, certificates of deposit, installment loans, real estate mortgage loans, commercial loans, wire transfers, money orders, traveler's checks, safe deposit boxes, night depository, federal payroll tax deposits, bond coupon redemption, bank by mail, direct deposit and automated teller services, telephone and internet banking. The Bank has debit card, merchant card and international services available to its customers through correspondent institutions.

     In 2001, the Bank converted from a state-chartered bank to a national association chartered by the OCC. The activities permitted by the national association charter and the OCC's regulatory parameters and oversight are believed by the board of directors to be more consistent with the strategic initiatives of the Bank.

Business Strategy

     The Bank's strategy is to provide a competitive range of community banking services to the Market Area, in a cordial environment, at fair and reasonable prices, at convenient operating hours, with a commitment to prompt, professional and highly personalized service, which is both efficient and responsive to local needs. Service to customers and a commitment to the community are the basic and distinguishing features the Bank offers. Management believes there is a need in the Market Area for a local bank to provide personalized service that is responsive to local community needs and managed by experienced personnel.

Market Area

     The Bank currently has four branches, located in Long Branch, Spring Lake Heights, Neptune City and Little Silver. Each branch is within Monmouth County, New Jersey, the sixth largest county in the State of New Jersey. Second Avenue, the address of the Long Branch location, is highly visible and situated in the established West End business district of the City of Long Branch. Similarly, the other three locations provide a great deal of exposure and are well-situated and are accessible to provide convenient services to businesses, professionals and individuals throughout the Market Area.

     The current Market Area of the Bank is comprised of the municipalities of Allenhurst, Deal, Eatontown, Interlaken, Loch Arbour, Long Branch, Monmouth Beach, Ocean Grove, Ocean Township, Oceanport, West Long Branch, Asbury Park, Bradley Beach, Avon-by-the-Sea, Belmar, Spring Lake, Spring Lake Heights, Sea Girt, Manasquan, Wall, Brielle, Neptune and Neptune City, Little Silver, Sea Bright, Fair Haven, Rumson, Red Bank and Shrewsbury Borough and Township.

     The Market Area is well-served by an established network of arterial roadways including New Jersey Routes 33, 35, 36 and 71. The Garden State Parkway is located just to the west of the Market Area, with direct access provided by Route 36. Direct access to the New Jersey Turnpike is provided by I-195. Overall, the regional road system is considered to be excellent in terms of long-range access; and the local road network offers good access and circulation to and about the branch locations.

     Commercial activity within the Market Area includes small and medium sized businesses, corporate offices, professional offices, major retail centers, resort and recreational businesses along the nearby oceanfront, as well as numerous industrial establishments specializing in light manufacturing, baking products, rubber and plastic products, surgical and medical devices, electronics and telecommunications. In addition, the Market Area contains a variety of major employers, including Monmouth Medical Center, Jersey Shore Medical Center, Monmouth University and Fort Monmouth.

Services Offered

     The Bank is community oriented and offers services and products designed to meet the needs of local individuals, businesses and professionals. Business people and professionals are offered a broad spectrum of deposit and loan products designed to satisfy their occupational and personal financial needs. In addition, the Bank provides a broad array of consumer banking services to the general public residing or working in the Market Area.

     Deposits. In order to attract and retain stable deposit relationships with small businesses, the Bank offers competitive small business cash management services. We believe that the expertise and experience of the Bank's management coupled with the latest technology enables the Bank to maximize the growth of business related deposits. As for consumers, the primary deposit services of the Bank are comprised of demand deposits, savings deposits (including money markets), time deposits and individual retirement accounts.

     Loans. The loan portfolio consists primarily of variable-rate and short-term fixed rate loans, with a significant concentration in commercial purpose transactions. We believe that the familiarity of management and the members of the board of directors appointed to the Bank's loan committee with prospective local borrowers enables the Bank to better evaluate the character, integrity and creditworthiness of prospective borrowers.

     Residential Mortgage Loans. In order to effectively penetrate the mortgage market, the Bank offers through one or more third parties a range of residential mortgage products at competitive rates. Management believes that the Bank's policy of closing loans in a time frame that meets the needs of its borrowers is important to the Bank's business.

     Commercial Mortgage/Construction Loans. The Bank originates various types of loans secured with real estate, including construction loans. The Bank's loan officers work closely with real estate developers, individual builders and attorneys to offer construction loans and services to the residential real estate market as well as to owner-occupied commercial properties and investment properties. Construction lending constitutes a minor portion of the loan portfolio. In some cases, the Bank originates loans larger than its lending or policy limits and participates these loans with other banks.

     Consumer Lending. The Bank offers retail customers consumer loan services including secured and unsecured personal loans, home equity loans, lines of credit and auto loans.

     Small Business Loans. The Bank targets businesses with annual revenues of less than $25,000,000. Often, these businesses are ignored by the larger institutions and have experienced the most negative effects of the recent bank consolidations. The Bank offers responsiveness, flexibility and local decision-making for loan applications of small business owners, thereby eliminating the delays generally associated with non-local management. The Bank may participate in the future in Small Business Administration (SBA) programs, and currently participates in programs offered through the New Jersey Economic Development Authority. As an independent community bank, the Bank serves the special needs of professionals in the legal, medical, accounting, insurance and real estate industries. Lines of credit, term loans and time loans are tailored to meet the needs of the Bank's customers in the professional community.

     Other Services. To further attract and retain customer relationships, the Bank provides the standard array of financial services expected of a community bank including: the issuance of money orders, treasurer checks, certified checks and gift checks, wire transfers, U.S. Savings Bonds sales and redemptions, debit cards, U.S. Treasury Bills, notes and bonds, MAC card memberships, federal payroll tax deposits, safe deposit boxes, traveler's checks, a night depository, bond coupon redemptions, bank-by-mail, direct deposit, business sweep accounts automated teller machines, telephone and internet banking.

Competition

     The banking business in New Jersey is very competitive. We compete for deposits and loans with existing New Jersey and out-of-state financial institutions which have longer operating histories, larger capital reserves and more established customer bases. Our competition includes large financial service companies and other entities, in addition to traditional banking institutions such as savings and loan associations, savings banks, commercial banks, internet banks and credit unions. Such competition includes community banks, with banking philosophies similar to those of the Bank, which have recently opened or plan to open within or near the Market Area.


     Our larger competitors have a greater ability than the Bank to finance wide ranging advertising campaigns through their greater capital resources. Marketing efforts to introduce prospective customers to the Bank depend heavily upon referrals from its board of directors, advisory boards, management and shareholders, selective advertising in local media and direct mail solicitations. The Bank competes for business principally on the basis of high quality, personal service to customers, customer access to Bank decision makers and competitive interest rates and fees.

     In the financial services industry in recent years, intense market demands, technological and regulatory changes and economic pressures have eroded once clearly defined financial service industry classifications. Existing banks have thus been forced to diversify their services, increase rates paid on deposits, provide competitive pricing on loans and become more cost effective, as a result of competition with one another and with new types of financial service companies, including non-banking competitors. Corresponding changes in the regulatory framework have resulted in increasing homogeneity in the financial services offered by financial institutions. Some of the results of these market dynamics in the financial services industry have been a number of new bank and non-bank competitors, increased merger activity, and increased customer awareness of product and service differences among competitors. These factors may be expected to affect our business prospects.

Bank Buildings

     The main offices and the original branch of the Bank are located in the City of Long Branch, New Jersey at 627 Second Avenue. The Bank's Long Branch office is leased on terms and conditions set forth in a lease which was negotiated between the organizers of the Bank and the landlord (the "Long Branch Lease"). John A. Brockriede, a member of Bancorp's board of directors, has a 30% interest in the general partnership which owns the Bank's Long Branch office. See "Related Party Transactions."

     The initial term (the "Initial Term") of the Long Branch Lease, which commenced on July 28, 1998, is ten (10) years. The net monthly rent for the Initial Term is $4,500 which shall be adjusted prior to the sixth year of the Initial Term to give effect to any increase in the Consumer Price Index for the New York - North Eastern New Jersey Area (the "Consumer Price Index") between the commencement date of the Long Branch Lease and the 59th month of the Initial Term. The Bank may extend the Long Branch Lease for four additional terms of five (5) years. During any extended term, the monthly rent will equal the monthly rent of the prior term, adjusted to give effect to any increase in the Consumer Price Index since the last adjustment.

     The Bank has the option to purchase the Bank's Long Branch office for $550,000 at the end of the fifth year of the Initial Term and at any time after the 114th month, but prior to the 118th month, of the Initial Term. If the Long Branch Lease is extended by the Bank, the Bank will have the option to purchase the Bank's Long Branch office during the initial five year extension for a price ranging between $558,000 and $590,000, with the exact price to be based on the date such option is exercised by the Bank.

     On July 8, 1999, a second branch of the Bank was opened at 700 Allaire Road, Spring Lake Heights, New Jersey. The Bank's Spring Lake Height's building is leased on terms and conditions set forth in a lease dated December 22, 1998 (the "Spring Lake Heights Lease"). The Spring Lake Heights Lease has an initial term of five (5) years commencing on June 1, 1999, with the Bank having the option to renew the lease for two (2) successive five (5) year terms, provided the Bank is not in default on the lease at the end of any such term. The rent for the first and second years of the lease was $5,600 per month. Thereafter, the rent increases for each additional year, including the individual years of each renewal term, equal to the greater of (a) 104% of the monthly payment for the preceding year, or (b) monthly rent of $5,600 increased by the percentage increase in the Consumer Price Index between June 1, 1999 and May 31 of the applicable lease year. The current monthly rent is $5,956.16.

     On July 10, 2001, a third branch of the Bank was opened at Route 35 and 3rd Avenue, Neptune City, New Jersey. The Bank's Neptune City office is leased on terms and conditions set forth in a lease dated September 29, 2000 (the "Neptune City Lease"). The Neptune City Lease has an initial term of three (3) years which commenced on October 1, 2000, with the Bank having the option to renew the lease for two (2) consecutive five (5) year terms, provided that: (a) the lease is in full force and effect; and (b) the Bank is current with all of its rental obligations and is not and has not been in default of any of the provisions or conditions of the Lease. The rent for the first and second years of the lease is $1,666,67 per month and $2,083.33 per month for the third year of the lease with increases for all of the option years thereafter, escalating to $3,261.93 per month in the thirteenth and final year of the lease.

     On December 17, 2001, a fourth branch of the Bank was opened at 700 Branch Avenue, Little Silver, New Jersey. The Bank's Little Silver office is leased on terms and conditions set forth in a lease dated June 22, 2001 (the "Little Silver Lease"). The Little Silver Lease has an initial term of five (5) years which commenced on October 1, 2001, with the Bank having the option to renew the lease for three (3) consecutive five (5) year terms, provided that Bancorp is not in default of the lease at the end of any such term. The rent for the first and second years of the lease is $6,000 per month, with increases for all years thereafter driven by the percentage increase in the Consumer Price Index between October 1 and September 30 of the applicable lease year.

     In addition, to alleviate the need for an additional conference room at the Bank's Long Branch location, on April 1, 1999, the Bank entered into a five (5) year lease to rent a 420 square foot conference room located at 6 West End Court, Long Branch, New Jersey. The Bank pays rent in the amount of $10 per square foot annually, or $350 per month. Subsequently, the need for office and storage space resulted in the leasing at 6 West End Court of an office suite of 549 square feet, storage space of 88 square feet and two offices of 210 square feet and 285 square feet, respectively. The additional space at 6 West End Court is subject to the identical terms and conditions as the original space and has been documented by addendum to the original lease. The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C. The following directors of Bancorp have an interest in MCB Associates, L.L.C.: James G. Aaron, Mark R. Aikins, Nicholas A. Alexander, John A. Brockreide, Richard O. Lindsey, John F. McCann, Harold M. Miller, Jr., Carmen M. Penta, Mark G. Solow and James S. Vaccaro. The negotiations with respect to the leased conference room and office and storage space at 6 West End Court were conducted at arms-length and the lease amount to be paid by the Bank was determined by an independent appraiser to be at fair market value.

Employees

     As of the date of this prospectus, James S. Vaccaro (Chairman and Chief Executive Officer), Richard O. Lindsey (President) and Anthony Giordano, III (Treasurer) are the executive officers of Bancorp. Mr. Vaccaro, Mr. Lindsey and Mr. Giordano, together with Kevin W. Hunt and David A. O'Connor, are the executive officers of the Bank. None of Mr. Vaccaro, Mr. Lindsey, Mr. Giordano or any other executive officer of Bancorp or the Bank have employment agreements. See "Management." In addition to the aforementioned executive officers, the Bank has 56 other employees, 40 of whom are full-time.

Bancorp Operations

     Bancorp serves as a holding company for the Bank. Bancorp has no assets or liabilities other than its investment in the Bank. Bancorp does not conduct, nor does management believe that it will conduct, any business. All banking products and services are, and will be, provided by Bancorp's subsidiaries. To date, the Bank is the only subsidiary of Bancorp.

Legal Proceedings

     There are no material legal, governmental, administrative or other proceedings pending against Bancorp or the Bank, or to which Bancorp or the Bank is a party, and to the knowledge of management no such material proceedings are threatened or contemplated.



                              GOVERNMENT REGULATION

     Bancorp and its subsidiary Bank operate within a system of banking laws and regulations intended to protect the Bank's customers and depositors. These laws and regulations govern the permissible activities, reserves, loans and investments of Bancorp and the Bank. In addition, Bancorp is subject to general Federal laws and regulations, and the corporate laws and regulations of the state of its incorporation, New Jersey. The following descriptions summarize the key banking laws and regulations to which Bancorp and the Bank are subject. These descriptions are not intended to be complete and are qualified in their entirety by reference to the full text of the statutes and regulations. Future changes in these laws and regulations, or in their interpretation and application by their administering agencies, cannot be predicted, but could have a material effect on the business and results of Bancorp and the Bank.

     Monmouth Community Bancorp is a bank holding company within the meaning of the federal Bank Holding Company Act of 1956, and is subject to the supervision of the Federal Reserve Board. In general, the Bank Holding Company Act limits the business of bank holding companies to banking, managing or controlling banks, and performing certain servicing activities for subsidiaries. Monmouth Community Bank, the banking subsidiary of Bancorp, is a national association, and is subject to primary regulation, supervision and examination of the OCC. In addition, as a national bank, the Bank was required to become a member bank of the Federal Reserve Bank of New York, and is subject to examination and regulation by the Board of Governors of the Federal Reserve System. Each of these agencies regulates aspects of activities conducted by Bancorp and the Bank, as discussed below.

Financial Modernization

     The most recent piece of legislation with a significant impact on the financial services industry was the Gramm-Leach-Bliley Act, which was signed into law on November 12, 1999 and became effective on March 11, 2000. That act permits bank holding companies meeting certain fitness standards to engage in a broader range of non-banking activities, and in relationships with non-banking entities, to an extent not previously permitted. Generally, newly-authorized activities for bank holding companies include underwriting insurance and affiliating with insurance companies; underwriting, dealing in, or making markets in securities and affiliating with securities firms; and providing financial and investment advice and affiliating with mutual fund advisory companies. In order to take advantage of the greater freedoms afforded by the Gramm-Leach-Bliley Act, a bank holding company must file an election with the

Federal Reserve Board to become a "financial holding company," in addition to satisfying certain other criteria. Bancorp does not intend to become to seek a "financial holding company" designation at this time. We are unable to predict the effect of this new law on our competition or operations at this time.

Interstate Banking

     The Riegel-Neal Interstate Banking and Branching Efficiency Act (the "Interstate Act"), adopted in September, 1994, enhanced the ability of bank holding companies to conduct their banking business across state borders. The Interstate Act has two main provisions. The first provision generally provides that bank holding companies may acquire banks located in any state regardless of the provisions of state law. These acquisitions are subject to certain restrictions, including limits on the total percentage of deposits that a bank holding company may control both nationally and in any single state. The second major provision of the Interstate Act permits banks located in different states to merge and continue to operate as a single institution in more than one state.

Dividend Restrictions

     Bancorp and the Bank are separate legal entities whose finances are in some ways interconnected. Bancorp's principal source of funds to pay dividends on its common stock is from dividends paid to it by the Bank. As a national bank, the Bank must obtain prior approval from the OCC to pay a dividend if the total of all dividends declared by the Bank in any calendar year would exceed the Bank's net income for that year, combined with its retained net income for the preceding two calendar years, less any required transfers to surplus. The amount of dividends payable by a national bank are limited to the extent of its undivided profits. In 2001, the Bank did not declare any cash dividends to Bancorp. See also "Government Regulation - Unsafe and Unsound Practices" below, and see "Dividends."

     The FDIC also restricts payments of dividends by institutions whose deposits it insures. Under the Federal Deposit Insurance Act, an insured depository institution may not pay a dividend if it is undercapitalized or would become undercapitalized as a result of the dividend. See "Government Regulation
- Capital Adequacy." Policy statements of the FDIC and other bank regulators provide that banks insured by the FDIC should pay dividends only out of current operating earnings.

     Payment of dividends may constitute an unsafe and unsound practice if the payment would deplete the Bank's capital base to an inadequate level. See "Regulation - Unsafe and Unsound Practices."

Transactions with Affiliates

     Banking laws and regulations impose certain restrictions on the ability of bank holding companies to borrow from and engage in other transactions with their subsidiary banks. Generally, these restrictions require that any extensions of credit must be secured by designated amounts of specified collateral and are limited to 10% of the bank's capital stock and surplus per affiliated borrower, and to 20% of the bank's capital stock and surplus aggregated as to all affiliated borrowers. In addition, certain transactions with affiliates must be on terms and conditions, including credit standards, at least as favorable to the institution as those prevailing for arms-length transactions. As a Federal Reserve member bank, the Bank must comply with regulations which restrict loans made to the Bank's principal shareholders, directors and executive officers.

"Source of Strength" Doctrine

     Under the Bank Holding Company Act and Federal Reserve Board policy, bank holding companies are expected to represent a source of financial and managerial strength to their bank subsidiaries, and to commit resources to support bank subsidiaries in circumstances where banks may not be in a financial position to support themselves. Capital loans by a bank holding company to a bank subsidiary are subordinate in right of repayment to deposits and other bank indebtedness. If a bank holding company declares bankruptcy, its bankruptcy trustee must fulfill any commitment made by the bank holding company to sustain the capital of its subsidiary bank.

     In addition, under the National Bank Act, if the capital stock of a national bank is impaired, by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's parent company, and to sell the stock of the bank if such assessment is not satisfied within three months to the extent necessary to eliminate the deficiency.

Deposit Insurance

     The Bank Insurance Fund of the FDIC insures substantially all of the Bank's deposits, subject to limits of $100 thousand for each insured depositor. Insurance of deposits by the FDIC subjects the Bank to comprehensive regulation, supervision and examination by the FDIC. The Bank is required, among other things, to pay premium charges to the FDIC for insurance and maintain a reserve account and liquid assets at levels fixed, from time to time, by the FDIC.

     The FDIC utilizes a risk-based assessment system which imposes premiums based on a bank's capital level and supervisory rating. Depository institutions that the FDIC regards as healthier will pay lower premiums than relatively weaker institutions. The FDIC periodically examines insured depository institutions to determine whether premium increases or other measures are appropriate. Under the Federal Deposit Insurance Act, as amended (the "FDI Act"), the FDIC may terminate deposit insurance upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition, or has violated any applicable banking law, rule, order or regulatory condition.

Capital Adequacy

     The Federal Reserve Board, the OCC and the FDIC have substantially similar risk-based capital and leverage ratio guidelines for banking organizations. These guidelines are intended to ensure that banking organizations have adequate capital given the risk levels of their assets and off-balance sheet financial instruments. Under the risk-based capital and leverage ratio guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. These risk-based capital requirements identify concentration of credit risk, and facilitate management of those risks.

     To derive total risk-weighted assets, bank assets are given risk-weights of 0%, 20%, 50% and 100%. In addition, certain off-balance sheet items are converted to asset equivalent amounts to which an appropriate risk-weight will apply. Most loans are assigned to the 100% risk category, except for performing first mortgage loans fully secured by residential property, which carry a 50% risk-weighting. Most investment securities (including, primarily, general obligation claims of states or other political subdivisions of the United States) are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of the U.S. Treasury or obligations backed by the full faith and credit of the United States government, which have a 0% risk-weight. In converting off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given a 100% risk-weighting. Transaction-related contingencies such as bid bonds, standby letters of credit backing nonfinancial obligations, and undrawn commitments (including commercial credit lines with an initial maturity or more than one year) have a 50% risk-weighting. Short-term commercial letters of credit have a 20% risk-weighting, and certain short-term unconditionally cancelable commitments have a 0% risk-weighting.

     Under the capital guidelines, a banking organization's total capital is divided into tiers. "Tier I Capital" consists of common shareholders' equity and qualifying preferred stock, less certain goodwill items and other intangible assets. "Tier II Capital" consists of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, and preferred stock that does not qualify as Tier I Capital, plus a limited amount of loan and lease loss allowances and a limited amount of unrealized holding gains on equity securities. "Tier III Capital" consists of qualifying unsecured subordinated debt. "Total capital" is the sum of Tier I, Tier II and Tier III. The sum of Tier II and Tier III Capital may not exceed the amount of Tier I capital.

     The required minimum ratio of Total Capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. The required minimum ratio of Tier I Capital to risk-adjusted assets is 4%. At December 31, 2001, the Bancorp's Total Capital and Tier I Capital to risk-adjusted assets ratios were 12.73% and 11.60%, respectively.

     The Federal Reserve Board also requires bank holding companies to comply with minimum leverage ratio guidelines. The leverage ratio is the ratio of a bank holding company's Tier I Capital to its total consolidated quarterly average assets (as defined by the applicable regulations), net of loan loss reserves, goodwill, and other intangible assets. Bank holding companies normally must maintain a minimum leverage ratio of 4%, unless the bank holding company has the highest supervisory rating or has implemented the Federal Reserve Board's risk-adjusted measure for market risk, in which case its minimum leverage ratio must be 3%. Banking organizations undergoing significant growth or undertaking acquisitions must maintain even higher capital positions. As of December 31, 2001, Bancorp's leverage ratio was 7.68%. The Bank is subject to similar risk-based and leverage capital guidelines, as adopted by the OCC.

Prompt Corrective Action

     The FDI Act requires federal banking regulators to take prompt corrective action with respect to depository institutions that do not meet minimum capital requirements. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have an adverse material effect on Bancorp's financial condition. Under the Prompt Corrective Action Regulations, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.

     The Prompt Corrective Action Regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." The FDI Act imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the capital category by which the institution is classified. Institutions categorized as "undercapitalized" or worse may be subject to requirements to file a capital plan with their primary Federal regulator, prohibitions on the payment of dividends and management fees, restrictions on asset growth and executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the regulatory agencies, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized," it generally must be placed in receivership or conservatorship within 90 days.

     The Prompt Corrective Action Regulations provide that an institution is "well capitalized" if the institution has a Total risk-based capital ratio of 10.0% or greater, a Tier I risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater. The institution also may not be subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific level for any capital measure. An institution is "adequately capitalized" if it has a Total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio of 4.0% or greater, and a leverage ratio of 4.0% or greater, in general. An institution is deemed "undercapitalized" if it has a Total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio of less than 4.0%, or a leverage ratio of less than 4.0%. An institution is "significantly undercapitalized" if the institution has a Total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio of less than 3.0%, or a leverage ratio less than 3.0%, unless it is "critically undercapitalized," which means that the institution has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     At December 31, 2001, the Bank was well-capitalized based on the ratios and guidelines noted above. However, the Bank's capital category is determined solely for the purpose of applying the Prompt Corrective Action Regulations and may not constitute an accurate representation of the Bank's overall financial condition or prospects.

Unsafe and Unsound Practices

     Notwithstanding its Prompt Corrective Action category dictated by risk-based capital ratios, the FDI Act permits the appropriate bank regulatory agency to reclassify an institution if it determines, after notice and a hearing, that the condition of the institution is unsafe or unsound, or if it deems the institution to be engaging in an unsafe or unsound practice. Also, if a Federal regulatory agency with jurisdiction over a depository institution believes that the depository institution will engage, is engaging, or has engaged in an unsafe or unsound practice, the regulator may require that the bank cease and desist from such practice, following notice and a hearing on the matter.

Community Reinvestment Act

     The Federal Community Reinvestment Act requires banks to respond to the full range of credit and banking needs within their communities, including the needs of low and moderate-income individuals and areas. A bank's failure to address the credit and banking needs of all socio-economic levels within its markets may result in restrictions on growth and expansion opportunities for the bank, including restrictions on new branch openings, relocation, formation of subsidiaries, mergers and acquisitions. In its latest CRA examination, the Bank received a rating of satisfactory.

Consumer Privacy

     In addition to fostering the development of "financial holding companies," the Gramm-Leach-Bliley Act modified laws relating to financial privacy. The new financial privacy provisions generally prohibit financial institutions, including Bancorp and the Bank, from disclosing or sharing nonpublic personal financial information to third parties for marketing or other purposes not related to transactions, unless customers have an opportunity to "opt out" of authorizing such disclosure, and have not elected to do so.

Loans to One Borrower

     National banking laws limit the amount a bank may lend to a single borrower to 15% of the bank's capital base, unless the entire amount of the loan is secured by adequate amounts of readily marketable capital. However, no loan to one borrower may exceed 25% of a bank's statutory capital, notwithstanding collateral pledged to secure it.

Depositor Preference Statute

     Under Federal law, depositors, certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against the institution, in the event of a "liquidation or other resolution" of the institution by a receiver.

Overall Impact of New Legislation and Regulations

     Statutory changes and corresponding changes in the regulatory framework have resulted in increasing uniformity in the financial services offered by financial institutions. As a result, some non-bank competitors have become virtually indistinguishable from banks. The commercial banking industry faces increasing thrift competition, non-bank competition, increased merger activity among financial institutions and increased customer awareness of product and service differences among competitors. These factors ensure that the Bank will continue to face strong competition in the future. Bancorp believes, however, that a bank which concentrates on banking services specifically designed to serve the local community, which offers personal service and which is responsive to customer and other local banking needs can operate successfully in the Market Area despite the presence of such competition. See "Description of Business and Services." Bancorp also believes that its marketing strategy for the Bank, if properly implemented and combined with competitive prices and products, will allow it to attract the types and numbers of customers necessary for it to operate profitably. However, it cannot be predicted whether or to what extent the business and condition of Bancorp and the

Bank will be affected by new legislation or regulations, and legislation or regulations as yet to be proposed or enacted.

Impact of Monetary Policies

     The earnings of the Bank will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The monetary policies of the Federal Reserve Board have had, and will likely continue to have, an important impact on the operating results of banks through the Federal Reserve Board's power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The Federal Reserve Board has a major effect upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of, among other things, the discount rate on borrowing of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature and impact of future changes in monetary and fiscal policies.

                                   MANAGEMENT

Executive Officers

     The name, age and position of each person who serves as an executive officer of Bancorp and the Bank are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:


           Name                Age                              Position

James S. Vaccaro               45        Chief Executive Officer of Bancorp and the Bank

Richard O. Lindsey             62        President of Bancorp and the Bank

Kevin W. Hunt                  40        Senior Vice President and Senior Lending Officer of
                                         the Bank

Anthony Giordano, III          36        Senior Vice President and Chief Financial Officer of
                                         the Bank and Treasurer of Bancorp

David A. O'Connor              51        Vice President and Business Development Officer &
                                         Compliance of the Bank


     James S. Vaccaro has served as Chairman of the Board of the Bank and Bancorp since their inception, Chief Executive Officer of the Bank since April 3, 2000 and Chief Executive Officer of Bancorp since its inception. Mr. Vaccaro served as a Director of ASA, Inc., a health care consulting firm located in Somerset, New Jersey, from June 1999 to March 2000, and served as a Senior Vice President of The Concord Group, a health care consulting firm, from January 1997 to the acquisition of The Concord Group by ASA, Inc. in June 1999. Prior to his involvement with The Concord Group, Mr. Vaccaro was Executive Vice President and Chief Operating Officer of FOHP, Inc., a health maintenance organization based in Neptune, New Jersey. Prior to serving as an officer of FOHP, Inc., Mr. Vaccaro had significant experience in the banking industry. He was a member of the board of directors, Executive Vice President and Chief Financial Officer of The Central Jersey Bank & Trust Co., and, prior to his affiliation with The Central Jersey Bank & Trust Co., was a Manager of the Asset Services Division of Citibank, N.A. Mr. Vaccaro serves as Vice Chair of the Board of Trustees of Monmouth Medical Center, Vice Chair of the Board of Trustees of Monmouth Health Care Foundation; is a member of the Business Advisory Council of Monmouth University; is a member of the Advisory Board of the New Jersey Repertory Company; is a member of the Advisory Council of Interfaith Neighbors and is a member of Monmouth Council of Boy Scouts Endowment Advisory Board. In addition, Mr. Vaccaro is also on the boards of directors of LabVolt Systems, Inc. and Medi-Hut Co., Inc. He received his B.A. degree from Ursinus College and an advanced degree from Harvard Graduate School of Business. Mr. Vaccaro resides in West Allenhurst, New Jersey.

     Richard O. Lindsey has been employed in the banking industry for over 35 years, has been President of the Bank since April 1, 1997, President of Bancorp since its inception and a member of the boards of directors of the Bank and Bancorp since their inception. Mr. Lindsey also served as Chief Executive Officer of the Bank from April 1, 1997 to March 31, 2000. His last six years of banking service have been predominately in Monmouth County. From March, 1995 to March, 1997, he was Vice President and Senior Lending Officer for West Caldwell based First DeWitt Bank. From an office in Ocean Township, he was responsible for supervising all lending by First DeWitt, in addition to managing his own loan portfolio and providing commercial lending support to the bank's branches in Ocean and Monmouth Counties. From January, 1991 to February, 1995, Mr. Lindsey was employed by The Central Jersey Bank & Trust Co. as Executive Vice President and Senior Lending Officer with oversight responsibilities for commercial loans, commercial mortgages, residential mortgages, problem assets, and credit administration. From April, 1988 to December, 1990, he served as President and Chief Executive Officer of Covenant Bank for Savings, a savings bank located in Haddonfield, New Jersey. Prior to his position with Covenant Bank for Savings, Mr. Lindsey served in various positions at other New Jersey banks, which gave him a broad base of experience in managing commercial and consumer lending functions, including asset based lending. Mr. Lindsey is active in community affairs and in connection therewith is currently serving on the Board of the United Methodist Homes of New Jersey, and as a Trustee of The United Methodist Homes of New Jersey Foundation; as Chairman of the New Beginnings Learning Center; as a trustee of the Methodist Hospital Foundation and a member of the Methodist Hospital Committee Division of Thomas Jefferson University Hospital; and as a member of the Advisory Board of the Haddonfield Symphony Society. He currently serves on the New Jersey Bankers Association Jeb Pac Management Committee and the New Jersey Bankers Association Community Bankers Committee. He is a past member of the Monmouth University Real Estate Institute and is the former Chairman of the Commercial Lending Committee of the New Jersey Bankers Association. Mr. Lindsey is a graduate of Gettysburg College from which he received a B.A. degree in economics. He resides in Barrington, New Jersey.

     Kevin W. Hunt joined the Bank in May 1998 as Senior Vice President and Senior Lending Officer. Mr. Hunt has over 18 years of banking and commercial lending experience. Prior to joining the Bank, Mr. Hunt was a Vice President of Tinton Falls State Bank from 1995 to 1998, and served as an Assistance Vice President of Central Jersey Bank & Trust Co. from 1989 to 1994. Prior thereto, he served in various positions at Midlantic National Bank. Mr. Hunt attended Lycoming College and Monmouth University.

     Anthony Giordano, III joined the Bank in May 1998 as Senior Vice President and Chief Financial Officer. Mr. Giordano has 14 years of financial analysis and accounting experience in the banking industry. Prior to joining the Bank, Mr. Giordano was employed by PNC Bank (formerly Midlantic Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996. From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst. Mr. Giordano received a Masters of Business Administration from Monmouth University in 1992 and a Bachelor of Science degree in finance from Kean University in 1987. Mr. Giordano graduated from the Real Estate Institute at Monmouth University in 2000. Mr. Giordano has served on the Long Branch City Council since 1994.

     David A. O'Connor joined the Bank in May 1998 as a Vice President and Business Development Officer. Mr. O'Connor has over 28 years of banking experience. Mr. O'Connor served as a Branch Manager for The Bank of New York from 1993 to 1998 and, prior to the acquisition of National Community Bank by The Bank of New York, served in various positions at National Community Bank from 1985 to 1993, including that of Branch Manager, Vice President and Commercial Lender. Prior thereto, Mr. O'Connor served in various positions at several other banks since 1974. Mr. O'Connor received a Bachelor of Arts from St. Leo College in 1969 and a Master of Business Administration from the New York Institute of Technology in 1974.

Executive Compensation

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Bancorp and the Bank for the years ended December 31, 2001, 2000 and 1999 of the Chief Executive Officer and each other executive office whose total annual salary and bonus for the year ended December 31, 2001 exceeded $100,000 (the "Named Executive Officers").



                                  SUMMARY COMPENSATION TABLE


Name and Position              Annual Compensation          Long-Term Compensation
                          -----------------------------     -----------------------------
                                                                    Awards        Payouts
                                                            --------------------- ------
                                               Other        Restricte Securities
                                               Annual       Stock     Underlying   LTIP
                           Salary    Bonus     Compensa-    Award(s)  Options/    Payouts   All Other
                     Year    ($)       ($)     tion($)        ($)     SARs (#)(1)   ($)     Compensation($)
                     ----    ---       ---     -------        ---     -----------   ---     ---------------

James S. Vaccaro     2001  $160,385  $ 15,000  $    --      $    --    21,000(2)    $ --        $ --
Chairman and         2000    70,662        --       --           --        --         --          --
Chief Executive      1999        --        --       --           --        --         --          --
Officer
Richard O. Lindsey   2001   110,000     7,500   17,494(3)        --     7,875(2)      --          --
President            2000   110,000        --   19,550(3)        --    11,025(2)(4)   --          --
                     1999   110,000        --   19,758(3)        --        --         --          --


     (1) Represents shares of common stock underlying options granted under the Monmouth Community Bancorp Stock Option Plan.

     (2) As adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2001.

     (3) Represents amounts received in transportation allowances and healthcare benefits.

     (4) As adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2000.


Stock Option Plan

     Bancorp's Stock Option Plan enables Bancorp to attract and retain key employees and directors, and to reward their contributions to the Bank, as well as aligning their interests with those of Bancorp's shareholders. Five hundred thousand shares of Bancorp common stock have been reserved for issuance under the Stock Option Plan, and all Bancorp officers, employees and directors are eligible to receive options. Bancorp's board of directors administers the Stock Option Plan, and designates when and to whom options will be granted. The board of directors determines the number of shares subject to each grant, vesting schedules and other terms and conditions governing each option, including whether options granted under the Stock Option Plan will be nonqualified stock options or incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price for incentive stock options must be equal to at least the fair market value of Bancorp's common stock on the grant date. The exercise price of nonqualified stock options may be determined by the board of directors or a plan administrator, if one is appointed. Options granted under the Stock Option Plan will have terms of up to ten years. Unvested options, and in some cases vested but unexercised options, may be terminated upon termination of an option holder's service to Bancorp, depending on the reason for the termination.

Option Grants in the Last Fiscal Year

     Shown below is further information with respect to grants of stock options in the fiscal year ended December 31, 2001 to the Named Executive Officers which are reflected in the Summary Compensation Table under the caption "Executive Compensation."


                                                                                   Potential
                                                                               Realizable Value
                                                                                  at Assumed
                                                                                Annual Rates of
                                                                                  Stock Price
                                                                               Appreciation for
                              Individual Grants                                 Option Term (3)
                      -------------------------------------------------------   ----------------
                                      Percent of
                        Number of       Total
                       Securities      Options
                       Underlying     Granted to
                         Options      Employees
                       Granted (#)    in Fiscal     Exercise     Expiration
        Name               (1)           Year       Price(2)        Date            5% ($)   10% ($)
        ----               ---           ----       --------        ----            ------   -------


James S. Vaccaro          21,000 (4)     36.0%        $10.10 (4)   August 31, 2011  $133,350  $338,100


Richard O. Lindsey         7,875 (4)     13.5%         10.10 (4)   August 31, 2011    50,006   126,788


----------------------

     (1) Represent shares of common stock underlying options granted under the Monmouth Community Bancorp Stock Option Plan.

     (2) The exercise price was based on the fair market value of a share of common stock on the date of grant.

     (3) The potential realizable value does not represent actual value. The value, if any, a Named Executive Officer may realize will depend upon the excess of the fair market value of the common stock over the exercise price on the date the option is exercised. There is no assurance the value realized by the Named Executive Officer will be at or near the estimated value. The estimated values are based upon assumptions of 5% and 10% appreciation, respectively, in the fair market value of Bancorp's common stock from the date of grant of these options through the expiration dates of such options.

     (4) As adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2001.

 Year End Option Values

     The following table provides certain information with respect to options to purchase common stock held by the Named Executive Officers at December 31, 2001.

                            Number of Shares of Common Stock         Value of Unexercised
                             Underlying Unexercised Options    In-the-Money Options at December
                                at December 31, 2001                  31, 2001 ($)(1)
                            --------------------------------   ---------------------------------

Name                         Exercisable     Unexercisable      Exercisable     Unexercisable
-----                        -----------     -------------      -----------     -------------

James S. Vaccaro                   --          21,000 (2)       $      --          $39,900

Richard O. Lindsey             11,025 (2) (3)   7,875 (2)          32,303           14,963

-------------------------

     (1)  Based on a per share market price of $12.00 at December 31, 2001.

     (2) As adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2001.

     (3) As adjusted to account for the 5% stock distribution made to the shareholders of Bancorp on December 31, 2001.

No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2001.

Employment Agreements

     Currently, none of the officers or employees of Bancorp or the Bank has an employment agreement with Bancorp or the Bank. At the discretion of our board of directors, Bancorp or the Bank may in the future enter into employment agreements with one or more of their officers or other employees.

Board of Directors

     The name, address, age, principal occupation or employment and biographical information of each person who serves on the board of directors of Bancorp is set forth below:


Name and Address                   Age         Principal Occupation or Employment
----------------                   ---         ----------------------------------

James S. Vaccaro                    45         Chairman of the Board and Chief Executive Officer
613 N. Edgemere Drive                          of Bancorp and the Bank
West Allenhurst, NJ  07711

John A. Brockriede                  67         Vice Chairman of the Board of Bancorp and the Bank
2 Van Court Avenue                             and President of Monmouth Enterprises
Long Branch, NJ 07740

Richard O. Lindsey                  62         President of Bancorp and the Bank
315 Hutchinson Avenue
Barrington, NJ  08007

James G. Aaron, Esq.                57         Secretary of Bancorp and the Bank and Partner of
10 Muncy Drive                                 Ansell, Zaro, Grimm & Aaron
West Long Branch, NJ  07764

Mark R. Aikins, Esq.                43         Partner of Carton, Arvanitis, McGreevy, Argeris,
14 North Ward Avenue                           Zager & Aikins, L.L.C.
Rumson, NJ  07760

Nicholas A. Alexander, C.P.A.       63         Retired Partner of KPMG LLP
79 West River Road
Rumson, NJ  07760

Solomon Dwek                        29         Private real estate investor
311 Crosby Avenue
Deal, NJ  07723

John F. McCann                      64         Retired Group President of Salomon Smith Barney
135 Bingham Avenue
Rumson, NJ  07760

Harold M. Miller, Jr.               62         President of Miller Energy, Inc.
126 Rick Road
Milford, NJ  08848


Name and Address                   Age         Principal Occupation or Employment
----------------                   ---         ----------------------------------


Carmen M. Penta, C.P.A.             57         Officer of Amper, Politziner & Mattia, P.A.
8 DeCamp Court
West Long Branch, NJ  07764

Mark G. Solow                       53         Co-founder of GarMark Advisors, L.L.C.
15 Page Drive
Red Bank, NJ  07701

     Each director will hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified. There are no family relationships among the current directors and executive officers of Bancorp. None of the executive officers or directors of Bancorp are directors of any company registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, except for Mr. Vaccaro who serves as a director for LabVolt Systems, Inc. and Medi-Hut Co., Inc., publicly held companies whose shares of stock trade on NASDAQ, and Mr. Aaron who also serves as a director of Medi-Hut Co., Inc.

     Each director of Bancorp also serves as a member of the board of directors of the Bank.

        James S. Vaccaro, see "Executive Officers."

     John A. Brockriede is Vice Chairman of the Board of the Bank and Bancorp and is a local businessman who has owned and participated in various businesses in the Long Branch area for over 40 years. His business holdings include ownership and operation of two fast food restaurants; six apartment buildings encompassing 331 living units; an automobile agency; two shopping centers; commercial offices; and a warehouse. Mr. Brockriede also has over twenty years of banking experience, having been one of the founders of Jersey Shore Bank. Mr. Brockriede also served as a director of Jersey Shore Bank and its successor banks, National State Bank and Constellation Bancorp. He is active locally as a director and president of Deal Golf and Country Club where he also served as Chairman of the House Committee, and is Chairman of the Building Committee for St. Michael's Church. Mr. Brockriede resides in Long Branch, New Jersey and serves as a Commissioner of the Long Branch Sewerage Authority. Mr. Brockriede has served as a member of the boards of directors of the Bank and Bancorp since their inception.

        Richard O. Lindsey, see "Executive Officers."

     James G. Aaron is a Partner in the law firm of Ansell, Zaro, Grimm & Aaron located in Ocean Township, New Jersey. Mr. Aaron Chairs the firm's Commercial Litigation, Municipal Law and Bankruptcy Practice Department. Mr. Aaron is licensed to practice law in the State of New Jersey, the United States District Court for the District of New Jersey and the United States District Court for the Eastern District of New York. Mr. Aaron also is licensed to practice before the United States Court of Claims. Mr. Aaron presently serves as the city attorney for the City of Long Branch, as redevelopment counsel for the City of Asbury Park and is a member of the Monmouth County and New Jersey State Bar Associations. Mr. Aaron formerly served on the Advisory Board of the Jersey Shore Bank and has represented Colonial First National Bank,

Midlantic/Merchants National Bank, Commerce Bank, Fidelity Union Bank and Monmouth County National Bank. Mr. Aaron also serves as a member of the board of directors of Medi-Hut Co., Inc. He is a member of the Hollywood Golf Club and a member of Temple Beth Miriam, where he previously served on the Board of Trustees. Mr. Aaron received his B.A. degree from Dickinson College in Carlisle, Pennsylvania and his law degree from New York University School of Law. Mr. Aaron resides in West Long Branch, New Jersey. Mr. Aaron has served as a member of the boards of directors of the Bank and Bancorp since their inception.

     Mark R. Aikins is a Partner in the law firm of Carton, Arvanitis, McGreevy, Argeris, Zager & Aikins, L.L.C. located in Tinton Falls, New Jersey. Mr. Aikins is a member of the law firm's Management Committee, is licensed to practice law in the State of New Jersey and is a member of the Monmouth County and New Jersey State Bar Associations. His practice includes commercial matters, real estate and municipal law. He served as the President of the Monmouth-Ocean Development Council from 1996 to 1998 and currently serves as a trustee of the Rumson Country Day School. Mr. Aikins is also Chairman of the Board of Trustees of the Monmouth Museum. He formerly served on the Advisory Board of Summit Bank. Mr. Aikins is a member and former director of the Deal Golf and Country Club and has volunteered time for Habitat for Humanity of Long Branch, Inc. and The Battleship New Jersey Foundation. He received two Bachelor of Arts degrees from Brown University and a law degree from Seton Hall University School of Law. Mr. Aikins resides in Rumson, New Jersey. Mr. Aikins has served as a member of the boards of directors of the Bank and Bancorp since their inception.

     Nicholas A. Alexander is a retired partner of KPMG LLP. Mr. Alexander's career with KPMG spanned a total of 35 years. He is a certified public accountant in the State of New Jersey, a member of The American Institute of Certified Public Accountants, and a member of the New Jersey State Society of Certified Public Accountants. Mr. Alexander received his undergraduate degree in accounting from King's College. Mr. Alexander resides in Rumson, New Jersey. Mr. Alexander has served as a member of the boards of directors of the Bank and Bancorp since their inception.

     Solomon Dwek is known for his commercial real estate ventures having facilitated the leasing and sale of many high profile commercial properties in the State of New Jersey. Mr. Dwek became a member of the board of directors of the Bank on December 17, 1998 and has served as a member of the board of directors of Bancorp since its inception.

     John F. McCann is recently retired from a 29-year career in the securities industry, most recently with Salomon Smith Barney where he served in various capacities including Group President and Senior Executive Vice President. Mr. McCann serves as a member of the Boards of Directors of the financial services firms of Shearson American Express and Robinson Humphrey. Mr. McCann resides in Rumson, New Jersey. Mr. McCann became a member of the board of directors of the Bank on July 1, 1998 and has served as a member of the board of directors of Bancorp since its inception.

     Harold M. Miller, Jr. is the President of Miller Energy, Inc., a manufacturers' representative and a distributor of industrial and process equipment, with offices in South Plainfield, New Jersey and Exton, Pennsylvania. He is also a partner in Cashco, Inc., a manufacturer of regulators and control valves located in Ellsworth, Kansas. Mr. Miller received his B.A. degree from West Virginia Wesleyan College. Mr. Miller resides in Milford, New

Jersey. Mr. Miller has served as a member of the boards of directors of the Bank and Bancorp since their inception.

     Carmen M. Penta, a Certified Public Accountant, is a partner in the firm of Amper, Politziner & Mattia, Certified Public Accountants and Consultants. Prior thereto, Mr. Penta was a partner in the accounting firm of Wiener, Penta & Goodman, P.C. Mr. Penta's primary sphere of influence is in Monmouth and Ocean counties, where his expertise includes tax matters; the specialized needs of medical professionals; national restaurant franchises; hotel, motel and recreational properties; and nursing homes and related government agencies. Mr. Penta's extensive expertise has allowed him to build a significant client base. He has spent most of his life in eastern Monmouth County. He attended Long Branch High School, Penn State University and received a B.S. degree from Monmouth University. He is a former member of the Congressional Award Council, a past member of the Advisory Board of Jersey Shore Bank, currently serves as Assistant Treasurer for the Long Branch Ronald McDonald House, and has served on the Board of the West Long Branch Sports Association. He is also a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Penta is a resident of West Long Branch, New Jersey. Mr. Penta has served as a member of the boards of directors of the Bank and Bancorp since their inception.

     Mark G. Solow is a co-founder of GarMark Advisors, L.L.C., a firm which manages a $410 million fund for mezzanine investments in connection with leveraged buyouts, corporate recapitalizations and growth financings. Prior to the formation of GarMark Advisors, Mr. Solow was a Senior Executive Vice President at Chemical Bank and a member of its Management Committee. At Chemical Bank, Mr. Solow was in charge of global investment banking and corporate and multinational banking in North America, Western Europe and Asia-Pacific. In addition, he was Senior Credit Officer for the United States, Canada, Western Europe and Asia. Mr. Solow received his B.S. and M.B.A. degrees from Bowling Green University. Mr. Solow resides in Red Bank, New Jersey. Mr. Solow has served as a member of the boards of directors of the Bank and Bancorp since their inception.

Directors' Compensation

     Commencing April 1, 2001, Bancorp implemented a policy of compensating directors for their attendance at meetings of the board ($200 per meeting), and committee members for their participation at committee meetings ($100 per meeting). On January 31, 2001, each member of the board was granted non-qualified stock options under Bancorp's Stock Option Plan. Each outside director (i.e., all directors other than James S. Vaccaro and Richard O. Lindsey) was granted non-qualified options to purchase 3,000 shares of common stock at a purchase price of $11.00 per share, which was equal to the last trading price of the common stock on the NASDAQ OTC Bulletin Board on the date of grant of the non-qualified options. Two-thirds of the options granted to the directors on January 31, 2001 vested upon grant, with the remaining one-third vesting one year from the date of grant. On February 28, 2002, each outside director was granted non-qualified options to purchase 3,000 shares of common stock at a purchase price of $15.00 per share, which was equal to the last trading price of the common stock on the NASDAQ OTC Bulletin Board on the date of grant of the non-qualified options. The options granted on February 28, 2002 vest 25% on consecutive anniversary dates of the grant.

                           RELATED PARTY TRANSACTIONS

     It is anticipated that certain directors of Bancorp, and the businesses and organizations with which they are associated, may have banking and non-banking transactions with the Bank in the ordinary course of business. Officers and other employees of the Bank also may have banking transactions with the Bank. The terms and conditions of any loan or commitment to loan, and of any other transaction, will be in accordance with applicable laws and on substantially the same terms as those prevailing at the time for comparable transactions with other persons or organizations with similar creditworthiness.

     The Bank's lease agreement for its Long Branch location is with a general partnership of which John Brockriede, a director of Bancorp, has a 30% interest. The Initial Term of the lease is ten (10) years. The net monthly rent for the Initial Term is $4,500, which shall be adjusted prior to the sixth year of the Initial Term to give effect to any increase in the Consumer Price Index for the New York - North Eastern New Jersey area between the commencement of the lease and the 59th month of the Initial Term. The Bank may extend the lease for four additional terms and has the option to purchase the building at various intervals during the term of the lease. The negotiations with respect to the Long Branch lease were conducted at arms-length and the board of directors of Bancorp believes that the terms and conditions of the Long Branch lease are comparable to terms that would have been available from an unaffiliated third party to the Bank. See "Description of Business and Services - Bank Buildings."

     In addition, to alleviate the need for additional conference rooms at the Bank's Long Branch location, on April 1, 1999, the Bank entered into a five (5) year lease to rent a 420 square foot conference room located at 6 West End Court, Long Branch, New Jersey. The Bank pays rent in the amount of $10 per square foot annually, or $350 per month. Subsequently, the need for office and storage space resulted in the leasing at 6 West End Court of an office suite of 549 square feet, storage space of 88 square feet and two offices of 210 square feet and 285 square feet, respectively. The additional space at 6 West End Court is subject to the identical terms and conditions as the original space and has been documented by addendum to the original lease. The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C. The following directors of Bancorp have an interest in MCB Associates, L.L.C.: James G. Aaron, Mark R. Aikins, Nicholas A. Alexander, John A. Brockreide, Richard O. Lindsey, John F. McCann, Harold M. Miller, Jr., Carmen M. Penta, Mark G. Solow and James S. Vaccaro. The negotiations with respect to the leased conference room and office and storage space at 6 West End Court were conducted at arms-length and the lease amount to be paid by the Bank was determined by an independent appraiser to be at fair market value.

                           DESCRIPTION OF COMMON STOCK

General

     The authorized capital stock of Bancorp consists of 100,000,000 shares of common stock, par value $.01 per share, of which 1,023,415 shares are currently issued and outstanding. Following this offering, if all shares offered hereby are sold, 2,196,830 shares of common stock will be issued and outstanding.

     Liquidation Rights. In the event of liquidation, dissolution or winding up of Bancorp, holders of common stock are entitled to receive, on a pro rata basis, any assets distributable to shareholders, after the payment of debts and liabilities and after the distribution to holders of any outstanding shares hereafter issued which have priority rights upon liquidation.

     Dividend Rights. The holders of the common stock are entitled to dividends when, as and if declared by our board of directors, subject to the restrictions imposed by the Bank Holding Company Act. The Bank Holding Company Act restricts dividend payments except if net income available to shareholders fully funds the proposed dividends, and the expected rate of earnings retention is consistent with capital needs, asset quality and overall financial condition. See "Dividends."

     Voting Rights. Under the New Jersey Business Corporation Act and the Bancorp's Certificate of Incorporation, each share of common stock is entitled to one vote per share. Holders of common stock do not have cumulative voting rights.

     Dissenters' Rights. Under New Jersey law, shareholders of Bancorp will have dissenters' rights (subject to the broad exception set forth in the next sentence) upon certain mergers or consolidations. However, dissenters' rights for shareholders of Bancorp are not available in any such transaction if shares of the corporation are listed for trading on a national securities exchange or held of record by more than one thousand (1,000) holders. In addition, dissenters' rights are not available to shareholders of an acquired corporation if, as a result of the transaction, shares of the acquired corporation are exchanged for any of the following: (i) cash; (ii) any securities listed on national securities exchange or held of record by more than one thousand (1,000) holders; or (iii) any combination of the above. New Jersey law also provides that a corporation may grant dissenters' rights in other types of transactions regardless of the consideration received by providing for such rights in its certificate of incorporation. Bancorp's Certificate of Incorporation does not provide dissenters' rights beyond those called for under New Jersey law.

     Directors. Under New Jersey law and Bancorp's By-laws, Bancorp is authorized to have a minimum of three (3) directors and a maximum of twenty-five
(25) directors, with the number of directors at any given time to be fixed by Bancorp's board of directors. Bancorp currently has eleven (11) directors.

Limitation of Liability and Indemnification

     Bancorp's Certificate of Incorporation contains provisions limiting the liability of directors and officers to Bancorp and its shareholders. The provisions specifically provide that a director or officer of Bancorp shall have no personal liability to Bancorp or its shareholders for monetary damages for a breach of fiduciary duty, provided that liability shall not be eliminated for breaches of the duty of loyalty to Bancorp, for acts or omissions not in good faith or which involve a knowing violation of law, or for any transactions from which the director or officer derived an improper benefit.

     The By-laws of Bancorp provide that Bancorp will indemnify a corporate agent against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the corporate agent by reason of his or her being or having been such a corporate agent. Bancorp will also indemnify a corporate agent against his or her liabilities and expenses incurred by him or her in connection with the defense by or in the right of Bancorp to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent. For such indemnification to apply, the corporate agent must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Bancorp. Indemnification, however, will not be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged liable to Bancorp unless and only to the extent that the court in which such proceeding was brought shall determine that despite the adjudication of liability such corporate agent is fairly and reasonably entitled to indemnity for such expenses or liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Bancorp pursuant to the foregoing provisions, or otherwise, Bancorp has been advised that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shareholder Protection Act

     A provision of New Jersey law, the New Jersey Shareholders Protection Act (the "Shareholders Act"), prohibits certain transactions involving an "interested shareholder" and a company. An "interested shareholder" is generally defined as one who is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding stock of the corporation. The Shareholders Act prohibits certain business combinations between an interested shareholder and a New Jersey corporation subject to the Shareholder Act for a period of five (5) years after the date the interested shareholder acquired his or her stock, unless the transaction was approved by the corporation's board of directors prior to the time the interested shareholder acquired its shares. After the five (5) year period expires, the prohibition on business combinations with an interested shareholder continues unless certain conditions are met. The conditions include (i) the approval of the business combination by the board of directors of the target corporation; (ii) the approval of the business combination by a vote of two-thirds (2/3) of the voting stock not owned by the interested shareholder; and (iii) the receipt by the shareholders of the corporation of a price determined in accordance with a fair price formula set forth in the statute.

Restrictions on Change in Control

     Under the federal Change in Bank Control Act of 1978 (the "Control Act"), subject to certain exceptions, no person may acquire control of the Bank without giving at least 60 days prior written notice to the appropriate Federal bank regulatory authority. Under the Control Act and the regulations promulgated thereunder, control is generally presumed to be the power to vote 10% or more of the common stock of the regulated entity. The appropriate Federal bank regulatory authority is empowered to disapprove any such acquisition of control.

                              PLAN OF DISTRIBUTION

     The offering is not underwritten. We have not employed outside brokers or sales agents for this offering. The shares will be marketed only by the directors and officers of Bancorp, who will not receive any commissions or other compensation for these sales. Because this offerings is not underwritten, we may not sell as many shares as we could have sold if we had used an underwriter.

Exercise of Rights

     All shareholders of record of Bancorp as of __________, 2002 are hereby granted rights to purchase an aggregate of 1,173,415 shares of common stock. Each shareholder has been granted a right to purchase one new share of stock for every share he, she or it owns on __________, 2002. The purchase price is $___________ per share. The rights expire on ___________,2002, unless extended as determined by the board of directors of Bancorp in its sole discretion, and shareholders may exercise all or part of their rights to purchase shares on or before that date.

     Shareholders who wish to exercise their rights to purchase shares of Bancorp common stock must complete and sign the attached Rights Exercise Notice (see Appendix A) and deliver it, together with the exercise price of $___________ per share, to Monmouth Community Bancorp on or before _______________ ___, 2002, unless extended as determined by the board of directors of Bancorp in its sole discretion, at the address specified in the Rights Exercise Notice. The minimum number of shares subject to a rights exercise is 100 shares, although we may, in our sole discretion, accept an exercise for a lesser number of shares. The purchase price must be paid in United States currency by check, draft or money order drawn to the order of "Monmouth Community Bancorp - Rights Offering."

Purchase of Common Stock in Stock Offering

     In addition to the rights offering, from the end of the rights offering until ____________ ___, 2002, unless extended as determined by the board of directors of Bancorp in its sole discretion, we will offer to the public 150,000 shares of common stock, plus the number of shares of common stock not purchased by existing shareholders in the rights offering. Existing shareholders also may subscribe for additional shares of common stock following the end of the rights offering, regardless of the number of shares they purchased in the rights offering. In our sole discretion, we may accept or reject all or part of any subscription received from subscribers who wish to purchase shares available for purchase after the rights offering.

     Any person, including shareholders, who wishes to purchase shares of common stock pursuant to the stock offering must complete and sign the Subscription Agreement attached hereto (see Appendix B) and deliver it, together with the subscription price of $_____________ per share, to Monmouth Community Bancorp at the address specified in the Subscription Agreement. Any offers to subscribe for shares of Bancorp's common stock pursuant to the stock offering are not binding until we accept them, and we reserve the right to accept or reject all or part of any subscription offer in our sole discretion. To determine which subscriptions to accept in whole or in part, we may take into consideration the order in which the subscriptions are received, among other things. Any subscriber whose subscription is rejected by Bancorp shall have their funds returned to them, without interest. All offers to subscribe must be made for a minimum of 100 shares of common stock, unless we, in our sole discretion, accept fewer shares, which we may do with regard to a limited number of subscriptions. The purchase price must be paid in United States currency by check, draft or money order drawn to the order of "Monmouth Community Bancorp - Stock Offering."

Time Frame of Subscription and Rights Exercise

     Shareholders wishing to exercise their rights must return the Rights Exercise Notice to Bancorp before 5:00 p.m. on ____________ ___, 2002, unless extended as determined by the board of directors of Bancorp in its sole discretion. Subscriptions from the public, including shareholders, will be accepted until 5:00 p.m. on ____________ ___, 2002, unless extended as determined by the board of directors of Bancorp in its sole discretion. We may, in our sole discretion, elect to extend either the deadline for the rights offering and/or the stock offering for up to an additional ninety (90) days. However, there can be no assurance as to the exact length of an extension, if any is granted. Shareholders exercising their rights to purchase shares of common stock will be issued stock certificates as soon as practicable following the end of the rights offering. Subscribers purchasing shares of common stock will be issued stock certificates as soon as practicable after acceptance of their subscriptions.

Assignability

     With respect to the stock offering, any subscriber's privileges or rights under a Subscription Agreement are not assignable without the written consent of Bancorp, which may be withheld in our discretion. Subscription rights should not be confused with a shareholder's right to transfer shares of Bancorp's common stock after it has been issued, or with the rights granted to shareholders in connection with the rights offering.

     With respect to the rights offering, all rights granted to shareholders hereunder are neither assignable nor transferable. The rights have been granted to all Bancorp shareholders of record of the Bank as of ___________, 2002, and it is only those shareholders who may exercise the rights.

Reservations

     In addition to the minimum share purchase limits, we may reject any subscription at any time for any reason made pursuant to the stock offering, in our sole discretion.

     There is no minimum number of shares of common stock which must be sold in order to complete the offering. Shareholders who receive rights but who choose not to participate in the rights offering will continue to own the same number and type of shares currently held, but will own a smaller percentage of the total number of shares outstanding.

     All sums received in connection with the rights offering will be immediately available to Bancorp. All subscription proceeds will be immediately available to Bancorp upon our acceptance of the subscription. If, for any reason, funds are returned to any subscriber or shareholder, the amount returned will be without interest. We reserve the right to terminate the offering for any reason at any time.

                                  LEGAL MATTERS

     Legal matters with respect to the offering will be passed upon for Bancorp by Giordano, Halleran & Ciesla, P.C., Middletown, New Jersey.


                                     EXPERTS

     The consolidated financial statements of Monmouth Community Bancorp and subsidiary as of December 31, 2001 and 2000, and for the years then ended, have been included herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a Registration Statement on From SB-2 under the Securities Act with respect to the offered common stock. We have not included in this prospectus additional information contained in the Registration Statement and you should refer to the Registration Statement and its exhibits for further information. The Registration Statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices at the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60611-2511. The SEC maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. Copies of all or any portion of the Registration Statement may be obtained from the public reference section of the SEC upon payment of the prescribed fees.

                           MONMOUTH COMMUNITY BANCORP
                                 AND SUBSIDIARY

                        Consolidated Financial Statements



                                    Contents




                                December 31, 2001

Independent Auditors' Report...................................................................................F-2
Consolidated Balance Sheets at December 31, 2001 and 2000......................................................F-3
Consolidated Statements of Income for the Years ended December 31, 2001 and 2000...............................F-4
Consolidated Statements of Changes in Shareholders' Equity for the Years ended December 31, 2001 and 2000......F-5
Consolidated Statements of Cash Flows for the Years ended December 31, 2001 and 2000...........................F-6
Notes to Consolidated Financial Statements.....................................................................F-7


                              [LETTERHEAD - KPMG]




INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Monmouth Community Bancorp:

We have audited the accompanying consolidated balance sheets of Monmouth Community Bancorp and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monmouth Community Bancorp and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP
------------
KPMG LLP


Short Hills, New Jersey
February 26, 2002

Monmouth Community Bancorp and Subsidiary
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                            DECEMBER 31,
                                                                            ------------
ASSETS                                                                    2001        2000
-------------------------------------------------------------------------------------------
Cash and due from banks                                               $  3,798     $ 4,750
Federal funds sold                                                       9,900       9,300
Investment securities held to maturity
(market value of $27,428 and $15,469
at December 31, 2001 and 2000, respectively)                            27,289      15,339
Investment securities available for sale,                               12,679       3,007
at market value
Loans, net                                                              61,881      46,944
Premises and equipment                                                   1,300         804
Other assets                                                             1,177         661
-------------------------------------------------------------------------------------------
Total assets                                                          $118,024     $80,805
===========================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------------------

Deposits:
Non-interest bearing                                                  $ 17,215     $13,993
Interest bearing                                                        91,677      58,359
-------------------------------------------------------------------------------------------
                                                                       108,892      72,352
Accrued expenses and other liabilities                                     240         167
-------------------------------------------------------------------------------------------
Total liabilities                                                      109,132      72,519
-------------------------------------------------------------------------------------------


Shareholders'equity:
Common stock, par value $0.01 per share Authorized 100,000,000 shares and issued and outstanding 1,023,415 shares and 974,820 shares at
December 31, 2001 and 2000, respectively                                    10          10
Additional paid-in capital                                               9,519       9,520
Accumulated other comprehensive income                                      70          --
Accumulated deficit                                                       (707)     (1,244)
-------------------------------------------------------------------------------------------
Total shareholders' equity                                               8,892       8,286


Commitments and contingencies (notes 4 and 8)
-------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                            $118,024     $80,805
===========================================================================================


See accompanying notes to consolidated
financial statements
                                                MONMOUTH COMMUNITY BANCORP   F-3

Monmouth Community Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)




                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                               --------------------------------
                                                                       2001       2000
-------------------------------------------------------------------------------------------
Interest and dividend income:
       Interest and fees on loans                                    $4,310     $3,242
       Interest on securities available for sale                        465          6
       Interest on securities held to maturity                        1,290        841
       Interest on federal funds sold and due from banks                478        556
-------------------------------------------------------------------------------------------
       Total interest income                                          6,543      4,645


Interest expense - interest on deposits                               2,703      1,809
-------------------------------------------------------------------------------------------
       Net interest income                                            3,840      2,836
Provision for loan losses                                               211        291
-------------------------------------------------------------------------------------------
       Net interest income after provision for loan losses            3,629      2,545
-------------------------------------------------------------------------------------------
Other income:
       Service charges on deposit accounts, commissions and fees        354        324
       Other service charges, commissions and fees                       86         37
-------------------------------------------------------------------------------------------
       Total other income                                               440        361
-------------------------------------------------------------------------------------------

Other expenses:
       Salaries and employee benefits                                 1,732      1,206
       Data processing                                                  352        320
       Occupancy expenses                                               337        247
       Professional and application fees                                170        172
       Outside service fees                                             283        215
       Furniture, fixtures and equipment                                150        119
       Stationery, supplies and printing                                121         85
       Advertising and public relations                                 118         60
       Insurance                                                         62         46
       Telephone and postage                                             90         68
       Other expenses                                                   116        115
-------------------------------------------------------------------------------------------
       Total other expenses                                           3,531      2,653
-------------------------------------------------------------------------------------------

       Income before income taxes                                       538        253


Income taxes                                                              1         --
-------------------------------------------------------------------------------------------
       Net income                                                    $  537     $  253
===========================================================================================
Net income per share - Basic and Diluted                             $ 0.52     $ 0.25
===========================================================================================




See accompanying notes to consolidated financial statements.


F-4   MONMOUTH COMMUNITY BANCORP

Monmouth Community Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)




                                                                               Accumulated
                                                                  Additional      other
                                                       Common       paid-in    comprehensive    Accumulated
                                                        stock       capital        income          deficit          Total
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                             $ 9         $ 8,807          $--           $(1,497)       $ 7,319
-----------------------------------------------------------------------------------------------------------------------------
Issuance of 65,360 shares of  common stock,
net of $5 in stock issuance costs                          1             713           --              --              714
Issuance of 5% stock distribution - 46,400 shares         --              --           --              --               --
Net income                                                --              --           --             253              253
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000                             $10         $ 9,520          $--           $(1,244)       $ 8,286
-----------------------------------------------------------------------------------------------------------------------------
Comprehensive income:
Net income                                                --              --           --             537              537
-----------------------------------------------------------------------------------------------------------------------------
Net unrealized gain on securities available for sale      --              --           70              --               70
-----------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                --              --           --              --              607
Issuance of 5% stock distribution - 48,595 shares         --              --           --              --               --
Fractional shares paid in cash                            --              (1)          --              --               (1)
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                             $10         $ 9,519          $70           $(707)         $ 8,892
=============================================================================================================================




See accompanying notes to consolidated financial statements.


                                               MONMOUTH COMMUNITY BANCORP    F-5

Monmouth Community Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)




                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                                 --------------------------------
                                                                                          2001         2000
------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
         Net income                                                                     $    537        $    253
Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses                                                           211             291
         Depreciation and amortization                                                       162             124
         Net premium (discount) amortization (accretion) held to maturity                     36             (20)
         securities
         Net premium amortization on available for sale securities                            35              --
         Increase in other assets                                                           (516)           (307)
         Increase in accrued expenses and other liabilities                                   73              43
==================================================================================================================
         Net cash provided by operating activities                                           538             384
==================================================================================================================


Cash flows from investing activities:
         Purchase of investment securities held to maturity                              (22,561)        (11,970)
         Purchase of investment securities available for sale                            (10,022)         (3,007)
         Maturities of and paydowns on investment securities held to maturity             10,575           6,748
         Maturities of and paydowns on investment securities available for sale              385              --
         Net increase in loans                                                           (15,148)        (18,711)
         Purchases of premises and equipment                                                (658)            (77)
------------------------------------------------------------------------------------------------------------------
         Net cash used in investing activities                                           (37,429)        (27,017)
------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
         Net increase in non-interest bearing deposits                                     3,222           6,055
         Net increase in interest bearing deposits                                        33,318          22,646
         Issuance of common stock, net                                                        --             714
         Cash paid for fractional shares                                                      (1)             --
------------------------------------------------------------------------------------------------------------------
         Net cash provided by financing activities                                        36,539          29,415
------------------------------------------------------------------------------------------------------------------

         (Decrease) increase in cash and cash equivalents                                   (352)          2,782


Cash and cash equivalents at beginning of year                                            14,050          11,268
------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                                $ 13,698        $ 14,050
==================================================================================================================

Cash paid during the year for:
         Interest                                                                       $  2,712        $  1,797
==================================================================================================================
         Income taxes                                                                   $      1        $     --
==================================================================================================================




See accompanying notes to consolidated financial statements.


F-6     MONMOUTH COMMUNITY BANCORP

Monmouth Community Bancorp and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) Summary of Significant Accounting Policies

 Business

Effective August 31, 2000, Monmouth Community Bancorp (the Bancorp), a newly formed corporation, acquired all of the shares of Monmouth Community Bank, N.A. (the Bank), collectively, the Company. Each share of $5 par value common stock of the Bank was exchanged for one share of $0.01 par value common stock of the Bancorp. The reorganization was accounted for as if it were a pooling of interests.

The Company provides a full range of banking services to customers located primarily in the greater Monmouth County, New Jersey area. The Bancorp and Bank are subject, as applicable, to Federal statutes applicable to banks and bank holding companies. In 2001, the Bank converted from a State chartered institution to a Nationally chartered institution regulated by the Office of Comptroller of the Currency (OCC). The Bank's deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Bancorp is subject to regulation, supervision and examination by the Federal Reserve Bank of New York.

In 2000, in conjunction with a stock offering commenced on September 15, 1999, 65,360 shares of common stock were issued at $11 per share. The offering closed on February 25, 2000. These amounts have not been adjusted for subsequent stock distributions.

On December 31, 2001 and 2000, the Company paid a 5% stock distribution on the authorized and outstanding shares of 974,820 and 928,420, respectively, to shareholders of record as of December 15, 2001 and 2000.

Basis of Financial Statement Presentation

The accompanying consolidated financial statements include the accounts of the Bancorp and its wholly-owned subsidiary, the Bank. All significant inter-company accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation.

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and results of operations for the periods indicated. Actual results could differ significantly from those estimates.


Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

While management uses available information to recognize estimated losses on loans, future additions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Investment Securities

Investment securities held to maturity are comprised of debt securities that the Company has the positive intent and ability to hold to maturity. Such securities are stated at cost, adjusted for amortization of premiums and accretion of discounts using a method that approximates a level yield.

Securities to be held for indefinite periods of time and not intended to be held to maturity, including all equity securities, are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated fair value and unrealized holding gains and losses on such securities are excluded from earnings and reported as a separate component of shareholders'equity. Gains and losses on sales of securities are based on the identifiable cost and are accounted for on a trade date basis.

Loans

Loans are stated at unpaid principal balances, less unearned income and deferred loan fees and costs. Interest on loans is




                                               MONMOUTH COMMUNITY BANCORP    F-7
credited to operations based upon the principal amount outstanding.

Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized over the estimated life of the loan on a basis that approximates a level yield.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows, or, as a practical expedient, at the loan's observable market price, or the fair value of the underlying collateral, if the loan is collateral dependent. Conforming residential mortgage loans, home equity and second mortgages, and loans to individuals are excluded from the definition of impaired loans as they are characterized as smaller balance, homogeneous loans and are collectively evaluated.

The accrual of income on loans, including impaired loans, is generally discontinued when a loan becomes more than 90 days delinquent as to principal or interest or when other circumstances indicate that collection is questionable, unless the loan is well secured and in the process of collection. Income on non-accrual loans, including impaired loans, is recognized only in the period in which it is collected, and only if management determines that the loan principal is fully collectible. Loans are returned to an accrual status when a loan is brought current as to principal and interest and reasons indicating doubtful collection no longer exist.

The allowance for loan losses is based on management's evaluation of the adequacy of the allowance based on known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions. Additions to the allowance arise from charges to operations through the provision for loan losses or from the recovery of amounts previously charged off. The allowance is reduced by charge-offs. Management believes that the allowance for loan losses is adequate.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is charged to operations on a straight-line basis over the estimated useful lives of the assets or, in the case of leasehold improvements, the lease period, if shorter. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expense as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Current income taxes are provided for based upon amounts estimated to be currently payable, for both Federal and state income taxes. Deferred Federal and state tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial statement and tax bases of existing assets and liabilities. Deferred tax assets are recognized for future deductible temporary differences and tax loss carryforwards if their realization is "more likely than not." The effect of a change in the tax rate on deferred taxes is recognized in the period of the enactment date.

Net Income Per Share

Basic and diluted net income per share for 2001 is calculated by dividing the net income of $537,000 by the weighted average number of shares outstanding of 1,023,415. Stock options to purchase 122,525 shares of the Company's common stock at an average exercise price of $10.08 were excluded from the net income per share calculation because they were anti-dilutive. Basic and diluted net income per share for 2000 is calculated by dividing the income of $253,000 by the weighted average number of shares outstanding of 1,023,415. Options to purchase 41,730 shares of the Company's common stock at an average exercise price of $9.75 were excluded from the net income per share calculation in 2000 because they were anti-dilutive. All share amounts have been restated for the effect of a 5% stock distribution paid on December 31, 2001 and 2000.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Federal funds sold are generally sold for one-day periods.

(2)  Cash and Due from Banks

 The Company is required to maintain reserve balances with the Federal Reserve Bank. As of December 31, 2001, the Company had a reserve balance of approximately $1.6 million. The Company was not required to maintain any other reserve balances.

F-8    MONMOUTH COMMUNITY BANCORP

(3)  Securities

The amortized cost, gross unrealized gains and losses, and estimated market value of investment securities held to maturity and securities available for sale at December 31, 2001 and 2000 are as follows (in thousands):


                                                                        2001
------------------------------------------------------------------------------------------------------------
                                                                  Gross       Gross         Estimated
                                                 Amortized      unrealized  unrealized       market
                                                   cost           gains       losses         value
============================================================================================================
Investment securities held to maturity-

U.S. Treasury securities and obligations of
U.S. Government sponsored agencies                 $12,000       $   109       $    84       $12,025
Mortgage-backed securities of U.S. Government
sponsored agencies                                  15,289           129            15        15,403
------------------------------------------------------------------------------------------------------------
Total                                              $27,289       $   238       $    99       $27,428
============================================================================================================

Securities available for
sale-

U.S. Treasury securities and obligations of
U.S. Government sponsored agencies                 $ 3,002       $    55       $    --       $ 3,057
Mortgage-backed securities of U.S. Government
sponsored agencies                                   9,607            76            61         9,622
------------------------------------------------------------------------------------------------------------
Total                                              $12,609       $   131       $    61       $12,679
============================================================================================================




                                                                        2000
------------------------------------------------------------------------------------------------------------
                                                                  Gross       Gross         Estimated
                                                 Amortized      unrealized  unrealized       market
                                                   cost           gains       losses         value
============================================================================================================
Investment securities held to maturity-

U.S. Treasury securities and obligations of
U.S. Government sponsored agencies                 $ 9,500       $    75       $    12       $ 9,563
Mortgage-backed securities of U.S. Government
sponsored agencies                                   5,839            67            --         5,906
------------------------------------------------------------------------------------------------------------
Total                                              $15,339       $   142       $    12       $15,469
============================================================================================================

Securities available for
sale-

U.S. Treasury securities and obligations of
U.S. Government sponsored agencies                 $ 3,007       $    --       $    --       $ 3,007
============================================================================================================




                                               MONMOUTH COMMUNITY BANCORP    F-9

The amortized cost and estimated market value of investment securities held to maturity and debt securities available for sale at December 31, 2001 by contractual maturity are shown below (in thousands). Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
                                                 Amortized         market
                                                    cost           value
================================================================================
Investment securities held to maturity-
Due after one year through five years           $    12,832     $  12,878
Due after ten years                                  14,457        14,550
--------------------------------------------------------------------------------
Total                                           $    27,289     $  27,428
================================================================================
Securities available for sale-
Due after one year through five years           $     3,002     $   3,057
Due after the fifth year through
tenth year                                            4,072         4,011
Due after ten years                                   5,535         5,611
--------------------------------------------------------------------------------
Total                                           $    12,609     $  12,679
================================================================================


At December 31, 2001 and 2000, there were $19,920,000 and $11,032,000, respectively, of investment securities pledged to secure public funds or for any other purposes required by law.


(4)  Loans

Loans at December 31, 2001 and 2000 are summarized as follows (in thousands):


                                                     2001          2000
================================================================================
Commercial and industrial loans                 $    23,212     $  18,165
Real estate loans - commercial                       27,229        19,103
Home equity and second mortgages                     11,182         9,279
Consumer loans                                        1,113         1,047
--------------------------------------------------------------------------------
                                                     62,736        47,594
Less:
Allowance for loan losses                               855           650
--------------------------------------------------------------------------------
                                                $    61,881     $  46,944
================================================================================


A substantial portion of the Company's loans are secured by real estate and to borrowers located in New Jersey, primarily in Monmouth County. Accordingly, as with most financial institutions in the market area, the ultimate collectibility of a substantial portion of the Company's loan portfolio is susceptible to changes in market conditions in these areas. Activity in the allowance for loan losses for the years ended December 31, 2001 and 2000 is summarized as follows (in thousands):

                                                          2001      2000
================================================================================
Balance at beginning of year                             $ 650    $ 359
Provision for loan losses                                  211      291
Charge-offs                                                 (6)      --
--------------------------------------------------------------------------------
Balance at end of year                                   $ 855    $ 650
================================================================================

At December 31, 2001 and 2000, the Company had no non-accrual or impaired loans.

The Company is party to financial instruments with off- balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include unused lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements. The contract or notional amounts of these instruments express the extent of involvement the Company has in each category of financial instruments.

The Company's exposure to credit loss from nonperformance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The contract or notional amount of financial instruments whose contract amounts represent credit risk at December 31, 2001 and 2000 is as follows (in thousands):



                                                          2001      2000
================================================================================
Standby letters of credit                                $ 858    $ 705
Outstanding loan and credit
line commitments                                      $ 15,551  $ 8,042
================================================================================

Standby letters of credit are conditional commitments issued by the Company guaranteeing performance by a customer to a third party. Outstanding loan commitments represent the unused portion of loan commitments available to individuals and companies as long as there is no violation of any condition established in the contract. Outstanding loan commitments generally have a fixed expiration date of one year or less, except for home equity loan commitments which generally have an expiration date of up to 15 years. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based upon manage-


F-10    MONMOUTH COMMUNITY BANCORP
ment's credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

(5) Premises and Equipment

Premises and equipment at December 31, 2001 and 2000 is summarized as follows (in thousands):

                                                    2001         2000
================================================================================
Leasehold improvements                           $   856      $   495
Equipment                                            868          571
--------------------------------------------------------------------------------
                                                   1,724        1,066
Accumulated depreciation and
amortization                                        (424)        (262)
--------------------------------------------------------------------------------
                                                 $ 1,300      $   804
================================================================================


Depreciation and amortization expense amounted to $162,000 and $124,000 in 2001 and 2000, respectively.


(6)  Deposits

Interest-bearing deposits at December 31, 2001 and 2000 consist of the following (in thousands):

                                                           2001        2000
================================================================================
Savings and N.O.W. accounts                             $63,603     $35,753
Certificates of deposit of less than
$ 100,000                                                12,308       8,462
Certificates of deposit of $100,000
or more                                                  15,766      14,144
--------------------------------------------------------------------------------
Total                                                   $91,677     $58,359
================================================================================

At December 31, 2001, certificates of deposit mature as follows: 2002- $24,986,000; 2003- $333,000; 2004- $2,193,000 and 2005- $562,000.

(7)  Income Taxes

A reconciliation between the reported income taxes and income taxes which would be computed by applying the normal Federal income tax rate 34% to income before taxes of follows (in thousands):


                                                         2001       2000

================================================================================
Federal income tax                                      $ 183      $  86
State income tax effect, net of Federal
tax effect                                                 33         15
Other                                                       3          2
--------------------------------------------------------------------------------
                                                          219        103

Change in valuation reserve                              (218)      (103)
--------------------------------------------------------------------------------
                                                        $   1      $  --
================================================================================



The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are as follows (in thousands):


                                                 2001       2000
================================================================================
Deferred tax assets:
Allowance for loan losses                       $ 292      $ 224
Organizational and start-up costs                  53         74

Net operating loss carry forwards                 237        453

Allowance for uncollected interest                 11          9

Charitable contribution carryover                   0          3
--------------------------------------------------------------------------------
Gross deferred tax assets                         593        763

    Less - valuation reserve                     (247)      (493)
--------------------------------------------------------------------------------

Deferred tax assets, net                          346        270


Deferred tax liabilities:
Deferred loan costs                                31         28
Depreciation                                       32         24
Unrealized gain - securities
   available for sale                              28         --
Accrual to cash adjustment                        255        218
--------------------------------------------------------------------------------
Gross deferred tax liabilities                    346        270

--------------------------------------------------------------------------------

Net deferred tax assets                         $  --       $ --
================================================================================







                                              MONMOUTH COMMUNITY BANCORP    F-11

(8) Commitments and Contingencies

At December 31, 2001, the Company was obligated under non-cancelable lease agreements for premises. The leases provide for increased rentals based upon increases in real estate taxes and the cost of living index. Minimum rental payments under the terms of these leases are as follows (in thousands):




                2002                                     $ 235

                2003                                       235

                2004                                       155

                2005                                       126

                2006                                       102

                2007 and thereafter                         81
                ------------------------------------------------
                Total                                    $ 934
                ================================================

Total rent expense was $174,000 and $134,000 in 2001 and 2000, respectively.


Related Party Transactions

The Company has entered into two (2) lease agreements for both branch and administrative office space. Certain members of the Board of Directors of the Company hold an ownership interest in the leased properties. The negotiations with respect to the leased space were conducted at arms-length and the lease amount to be paid by the Bank was determined by an independent appraiser to be at fair market value. Total lease payments for the years 2001 and 2000 were $73,000 and $68,000, respectively.


(9)  Regulatory Matters

Subject to applicable law, the Board of Directors of the Bank may provide for the payment of dividends. Prior approval of the OCC is required to the extent that the total of all dividends to be declared by the Bank in any calendar year exceeds net profits, as defined, for that year combined with its retained net profits from the preceding two calendar years less any transfers to capital surplus.

The Bank and Bancorp are subject to various regulatory capital requirements administered by Federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guide- lines and the regulatory framework for prompt corrective action, the Bank and Bancorp must meet specific capital guidelines that involve quantitative measures of the Bank and Bancorp's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized."
Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on asset growth and executive compensation and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the regulatory agencies, including requirements to raise additional capital, sell assets or sell the entire institution. Once an institution becomes "critically undercapitalized," it must generally be placed in receivership or conservatorship within 90 days. An institution is deemed to be "critically undercapitalized "if it has a tangible equity ratio, as defined, of 2% or less.

To be considered "well capitalized," an institution must generally have a leverage ratio (Tier 1 capital to total assets), as defined, of at least 5%, a Tier 1 risk-based capital ratio, as defined, of at least 6%, and a total risk-based capital ratio, as defined, of at least 10%. Management believes that, as of December 31, 2001, the Bank and Bancorp meet all capital adequacy requirements of its regulators. Further, the most recent regulatory notification categorized the Bank and Bancorp as well-capitalized under the prompt corrective action regulations.


F-12   MONMOUTH COMMUNITY BANCORP

The following is a summary of the Bank and Bancorp's actual capital amounts and ratios as of December 31, 2001 and 2000, compared to the minimum capital adequacy requirements and the requirements for classification as a "well-capitalized" institution (dollars in thousands):





                                                       December 31, 2001
------------------------------------------------------------------------------------------------------------
                                                                  Minimum                Classification
                                                                  capital                as well
                                      Actual                      adequacy               capitalized
------------------------------------------------------------------------------------------------------------
                                    Amount          Ratio         Amount    Ratio        Amount    Ratio
------------------------------------------------------------------------------------------------------------
Leverage (Tier 1)                 $   8,822         7.68%    $    4,592      4.00%     $   5,740        5.00%
capital
Risk-based
capital:
Tier 1                                8,822         11.60         3,041      4.00          4,562        6.00
Total                                 9,677         12.73         6,082      8.00          7,603       10.00




                                                        December 31, 2000
------------------------------------------------------------------------------------------------------------
                                                                  Minimum                Classification
                                                                  capital                as well
                                      Actual                      adequacy               capitalized
------------------------------------------------------------------------------------------------------------
                                    Amount          Ratio         Amount    Ratio        Amount    Ratio
------------------------------------------------------------------------------------------------------------
Leverage (Tier 1)                 $   8,286         11.02%   $    3,008      4.00%     $   3,760       5.00%
capital
Risk-based
capital:
Tier 1                                8,286         15.99         2,073      4.00          3,109        6.00
Total                                 8,936         17.24         4,146      8.00          5,183       10.00


(10) Stock Option Plan

In 2000, the Company established an Employee and Director Stock Option Plan. The Plan provides for the granting of options to purchase in aggregate up to 500,000 shares of the Company's common stock. As of December 31, 2001 and 2000, 89,891 and 41,730 options have been granted to employees which vest over a period of time with credit received for past service with the Company for the options granted in 2000.

A summary of the the Company's stock options status as of and for the years ended December 31, 2001 and 2000 is presented below:

                                                    2001                                 2000
---------------------------------------------------------------------------------------------------

                                                 Weighted average               Weighted average
                                      Shares      exercise price     Shares      exercise price
---------------------------------------------------------------------------------------------------
Outstanding at beginning of year      41,730      $    9.57                --       $     --
Granted                               89,891          10.27            41,730           9.57
Forfeited                             (9,096)          9.75                --             --
---------------------------------------------------------------------------------------------------
Outstanding at end of year           122,525          10.13            41,730           9.57
===================================================================================================
Options exercisable at year end       45,369          10.09            23,404           9.43
Weighted average fair value of
options
granted during the year                   --      $    3.23                --       $   3.31







                                              MONMOUTH COMMUNITY BANCORP    F-13

The following table summarizes information about stock options outstanding at December 31, 2001:


                             Options Outstanding and Exercisable
-----------------------------------------------------------------------------
                                     Weighted
                                      average                Weighted
Number                               remaining                average
outstanding      Exercisable      contractual life        exercise price
-----------------------------------------------------------------------------
32,634            24,369            104 Months                $   9.75
55,241                --            116 Months                $  10.10
31,500            21,000            109 Months                $  10.48
3,150                 --            120 Months                $  11.43
==============================================================================

Had compensation cost for the Company's stock options been determined consistent with SFAS No. 123, the Company's net income and related per share amounts for 2001 and 2000 would have been reduced to the following pro forma amounts:


                                      2001            2000
===========================================================
Net income
As Reported                    $   537,000     $   253,000
Pro Forma                      $   441,000     $   159,000


Net income per share-basic
and diluted
As Reported                    $      0.52     $      0.25
Pro Forma                      $      0.43     $      0.16


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for 2001 and 2000 grants: dividend yield of 0%, expected volatility of 25%; risk free interest rate of 4.65% and 5.75% respectively; and expected lives of five years.



(11) Fair Value of Financial Instruments

The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instruments for which it is practical to estimate such value:

Cash and Cash Equivalents

As cash and cash equivalents are short-term in nature, the carrying amount was considered to be a reasonable estimate of fair value.

Securities

Securities were valued based upon quoted market prices, if available, to determine fair value. If a quoted market price was not available, fair values were estimated using quoted market prices for similar securities.

Loans

Fair values were estimated for portfolios of performing loans with similar characteristics. For certain similar types of loans, such as residential mortgages, fair value was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other performing loan types was estimated by discounting total future cash flows using market discount rates that reflect the credit and interest rate risk inherent in the loan.

Commitments to Extend Credit

The majority of the Bank's commitments to extend credit carry current market rates if converted to loans. Therefore, the estimated fair value is approximated by the recorded deferred fee amounts. Such amounts are immaterial to the financial statements of the Bank and, therefore, are not separately disclosed.

Deposit Liabilities

The fair value of demand, savings, N.O.W. and money market deposits is the amount payable on demand at December 31, 2001. The fair value of certificates of deposit was based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rates currently offered for deposits of similar remaining maturities.

Limitations

Fair value estimates were made at December 31, 2001, based upon pertinent market data and relevant information on each financial instrument. The Company's total assets at December 31, 2000 were $80,805,000 and the Company was therefore

F-14   MONMOUTH COMMUNITY BANCORP
not required to provide fair value disclosures for financial instruments. These estimates do not include any premium or discount that could result from an offer to sell the Company's entire holdings of a particular financial instrument or category thereof at one time. Since no market exists for a substantial portion of the Company's financial instruments, fair value estimates were necessarily based on judgments with respect to future loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and other matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could meaningfully alter these estimates. Since these fair value approximations were made solely for the balance sheet financial instruments at December 31, 2001, no attempt was made to estimate the value of anticipated future business or the value of nonfinancial statement assets or liabilities. Furthermore, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into the estimates.

The estimated fair values of the Company's financial instruments at December 31, 2001 are as follows (in thousands):

                                                  Book Value     Fair Value
-----------------------------------------------------------------------------
Financial Assets:
Cash and cash equivalents                       $    13,698    $  13,698
Investment securities available
  for sale                                           12,679       12,679
Investment securities held
  to maturity                                        27,289       27,428
Loans, net                                           61,881       63,417


Financial Liabilities:
Deposits                                        $   108,892    $ 110,253
=============================================================================


(12) Condensed Financial Statements
     of Monmouth Community Bancorp
     (Bancorp only)

The following information of the Bancorp as of and for the years ended December 31, 2001 and 2000 should be read in conjunction with the notes to the consolidated financial state-ments (in thousands):

Balance Sheets
------------------------------------------------------------------------
                                                   2001         2000
------------------------------------------------------------------------
Assets
Investment in subsidiary                        $ 8,892      $ 8,286
------------------------------------------------------------------------
Total assets                                      8,892        8,286
------------------------------------------------------------------------

Shareholders' Equity
Common stock                                         10           10
Additional paid-in-capital                        9,519        9,520
Retained earnings                                  (707)      (1,244)
Accumulated other comprehensive
  income                                             70           --
------------------------------------------------------------------------
Total shareholders' equity                      $ 8,892      $ 8,286
========================================================================

Statements of Income                               2001         2000
------------------------------------------------------------------------
Equity in undistributed earnings
  of Bank                                       $   537      $   253
------------------------------------------------------------------------
Net income                                      $   537      $   253
========================================================================

Statements of Cash Flows                           2001         2000
------------------------------------------------------------------------
Net income                                      $   537      $   253
Less equity in undistributed
earnings of the Bank                               (537)        (253)
------------------------------------------------------------------------

Net cash provided by operating
activities                                           --           --
------------------------------------------------------------------------

Cash and cash equivalents at
beginning of period                                  --           --
------------------------------------------------------------------------

Cash and cash equivalents at
the end of period                               $    --       $   --
========================================================================



                                              MONMOUTH COMMUNITY BANCORP    F-15



                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     Section 14A:2-7 of the New Jersey Business Corporation Act permits a corporation organized under the laws of the State of New Jersey to limit in the corporation's certificate of incorporation the personal liability of the corporation's directors and officers to the corporation and its shareholders. Bancorp has limited in its Certificate of Incorporation the personal liability of its directors and officers to Bancorp and its shareholders to the extent permitted by Section 14A:2-7 of the New Jersey Business Corporation Act. Bancorp's Certificate of Incorporation specifically provides that a director or officer of Bancorp shall have no personal liability to Bancorp or its shareholders for damages for a breach of fiduciary duty, provided that liability shall not be eliminated for breaches of the duty of loyalty to Bancorp and its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any transactions from which the director or officer derived an improper personal benefit.

     See Article VI of Bancorp's Certificate of Incorporation, filed as Exhibit
3.1 to this Registration Statement, for a complete description of the limitation on the personal liability of Bancorp's directors and officers to Bancorp and its shareholders.

     Section 14A:3-5 of the New Jersey Business Corporation Act permits a corporation organized under the laws of the State of New Jersey to indemnify corporate agents, including directors and officers, against expenses and liabilities incurred in connection with proceedings brought against any such person in his or her capacity as an agent of the corporation. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the agent's expenses, provided that the agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification. Bancorp's By-laws expressly authorize us to provide this indemnification to our directors and officers.

     Bancorp's By-laws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Bancorp, or is or was serving at Bancorp's request as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not Bancorp would have the power to indemnify such person against such liability under the By-laws. In that connection, Bancorp maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $5,000,000 for any single occurrence.

     See Article XI of Bancorp's By-laws, filed as Exhibit 3.2 to this Registration Statement, for a complete description of the indemnification provided by Bancorp to its directors and officers.

Item 25.  Other Expenses of Issuance and Distribution.

         SEC registration fee..........................   $  1,469
         Accounting fees and expenses (estimated)......     25,000
         Legal fees and expenses (estimated)...........     75,000
         Printing and engraving costs (estimated)......     10,000
         Blue Sky fees and expenses (estimated)........      2,500
         Transfer Agent and Registrar fees and
         expenses (estimated)..........................      2,500
         Miscellaneous costs and expenses (estimated)..     10,000
                                                          --------
         Total (estimated)                                $126,469
                                                          ========


Item 26.  Recent Sales of Unregistered Securities.

     On March 16, 2000, Monmouth Community Bank, National Association (the "Bank") and Bancorp entered into a Plan of Acquisition, pursuant to which the Bank was reorganized into a holding company structure whereby each share of Bank common stock was transferred to Bancorp in exchange for one share of Bancorp common stock. The Plan of Acquisition was approved by the stockholders of the Bank at the Bank's 2000 annual meeting of stockholders and went into effect on July 27, 2000. Pursuant to the Plan of Acquisition, Bancorp issued 928,420 shares of Bancorp common stock for the outstanding common stock of the Bank. The shares of Bancorp common stock issued upon consummation of the Plan of Acquisition were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(12) thereof.

     On August 31, 2000, Bancorp granted non-qualified stock options to purchase 19,600 shares of Bancorp common stock under Bancorp's Stock Option Plan to certain employees of the Bank. The exercise price of each of the non-qualified stock options granted by Bancorp to its employees was $10.75, which was equal to the last trading price of the common stock on the NASDAQ OTC Bulletin Board on the date of grant of the non-qualified stock options. The grant of the non-qualified stock options was made in reliance on the exemption provided by
Section 701 of the Securities Act.

     On August 31, 2000, Bancorp granted non-qualified stock options to purchase 10,000 shares of Bancorp common stock under Bancorp's Stock Option Plan to the President of Bancorp and the Bank, pursuant to an agreement between the President and the Bank that was entered into when the President agreed to join the Bank as President (the "Engagement Agreement"). Pursuant to the Engagement Agreement, the exercise price of each of the non-qualified stock options granted by Bancorp to its President was $10.00. The grant of the non-qualified stock options was made in reliance on the exemption provided by Section 701 of the Securities Act.

     On January 31, 2001, each outside member of the Board of Directors of Bancorp (i.e. all directors other than James S. Vaccaro and Richard O. Lindsey) was granted non-qualified stock options under Bancorp's Stock Option Plan. Each outside director was granted non-qualified stock options to purchase 3,000 shares of Bancorp common stock. The total number of non-qualified stock options granted to outside directors was 30,000. The exercise price of each of the non-qualified stock options granted by Bancorp to the outside directors was $11.00 per share, which was equal to the last trading price of the common stock on the NASDAQ OTC Bulletin Board on the date of grant of the non-qualified stock options. The grant of the non-qualified stock options was made in reliance on the exemption provided by Section 701 of the Securities Act.

     On August 31, 2001, Bancorp granted non-qualified stock options to purchase 52,610 shares of Bancorp common stock under Bancorp's Stock Option Plan to certain employees of Bancorp. The exercise price of each of the non-qualified stock options granted by Bancorp to its employees was $10.60, which was equal to the last trading price of the common stock on the NASDAQ OTC Bulletin Board on the date of grant of the non-qualified stock options. The grant of the non-qualified stock options was made in reliance on the exemption provided by
Section 701 of the Securities Act.

     On December 24, 2001, Bancorp granted non-qualified stock options to purchase 3,000 shares of Bancorp common stock under Bancorp's Stock Option Plan to certain employees of Bancorp. The exercise price of each of the non-qualified stock options granted by Bancorp to its employees was $12.00, which was equal to the last trading price of the common stock on the NASDAQ OTC Bulletin Board on the date of grant of the non-qualified stock options. The grant of the non-qualified stock options was made in reliance on the exemption provided by
Section 701 of the Securities Act.

     On February 28, 2002, each outside member of the Board of Directors of Bancorp was granted non-qualified stock options under Bancorp's Stock Option Plan. Each outside director was granted non-qualified stock options to purchase 3,000 shares of Bancorp common stock. The total number of non-qualified stock options granted to outside directors was 27,000. The exercise price of each of the non-qualified stock options granted by Bancorp to the outside directors was $15.00 per share, which was equal to the last trading price of the common stock on the NASDAQ OTC Bulletin Board on the date of grant of the non-qualified stock options. The grant of the non-qualified stock options was made in reliance on the exemption provided by Section 701 of the Securities Act.

     The number of shares and price per share have not been adjusted for the 5% stock distributions to the shareholders of Bancorp on December 31, 2001 and December 31, 2000.

Item 27.  Index to Exhibits

     The following exhibits are filed as part of this Registration Statement:

     Exhibit No.                        Description of Exhibit
     -----------                        ----------------------

          2.1 Plan of Acquisition of all of the outstanding stock of the Bank by the Registrant, entered into as of March 16, 2000 by the Bank and the Registrant.

          3.1     Certificate of Incorporation of the Registrant.

          3.2     By-laws of the Registrant.

          4. Specimen certificate representing the Registrant's common stock.

          *5.     Opinion  of  Giordano,   Halleran  &  Ciesla,  a  Professional
                  Corporation, including consent of such counsel.

          10.1    Registrant's Stock Option Plan.

          *10.2 Indenture of Lease between the Bank (then in organization), as Tenant, and KFC Associates, as Landlord, dated June 26, 1997, for the premises located at 627 Second Avenue, Long Branch, New Jersey.

          *10.3 Lease Agreement between the Bank, as Tenant, and Anthony S. Amoscato and Geraldine R. Amoscato, as Landlord, dated
                  December 22, 1998, for the premises located at 700 Allaire Road, Spring Lake Heights, New Jersey.

          *10.4 Lease between the Bank, as Tenant, and MCB Associates, L.L.C., as Landlord, dated April 1, 1999, for the premises located at 6 West End Court, Long Branch, New Jersey, as amended by Addenda dated November 1, 1999, February 1, 2000, April 1, 2000, and July 15, 2000.

          *10.5 Shopping Center Lease, Net Building and Land Lease, between the Bank, as Tenant, and Neptune Realty Associates, as Landlord, dated September 29, 2000, for the premises located at the Neptune City Shopping Center, Neptune City, New Jersey.

          *10.6 Lease Agreement (Business and Commercial) between the Bank, as Tenant, and Frank Santangelo, as Landlord, dated June 22, 2001, for the premises located at 700 Branch Avenue, Little Silver, New Jersey.

          *10.7 Services Agreement between the Bank and Bisys, Inc., dated April 27, 1998, with Additional Services Agreements and Addenda.

          *10.8 QuestPoint Check Services Agreement between the Bank and QuestPoint Check Services, L.P., dated as of August 1, 1998.

          21.     Subsidiaries of the Registrant.

          23.1    Consent of KPMG LLP.

          23.2    Consent  of  Giordano,   Halleran  &  Ciesla,  a  Professional
                  Corporation (filed with Exhibit 5.).

          24.     Powers of Attorney of officers and directors of the Registrant
                  (included  in  the   signature   page  to  this   Registration
                  Statement).

          99.1    Form of Rights Exercise Notice.

          99.2    Form of Subscription Agreement.

-----------------------

*  To be filed by amendment.


Item 28.  Undertakings.

(a)  The undersigned Registrant hereby undertakes as follows:

     (1) The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (2) The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Long Branch, State of New Jersey, on April 30, 2002.

                                        MONMOUTH COMMUNITY BANCORP



                                    By:   /s/ James S. Vaccaro
                                          --------------------
                                  Name: James S. Vaccaro
                                 Title: Chairman and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Vaccaro and Richard O. Lindsey and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place an stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



        Signatures                      Title                   Date
        ----------                      -----                   ----

                              Chairman of the Board of     April 30, 2002
                              Directors and Chief
                              Executive Officer
                              (Principal Executive
   /s/ James S. Vaccaro       Officer)
   --------------------
     James S. Vaccaro

                              Senior Vice President        April 30, 2002
                              (Principal Financial and
 /s/ Anthony Giordano, III    Accounting Officer)
   --------------------
   Anthony Giordano, III

  /s/ Richard O. Lindsey      President and Director       April 30, 2002
   --------------------
    Richard O. Lindsey

  /s/ John A. Brockriede              Director             April 30, 2002
   --------------------
    John A. Brockriede

    /s/ James G. Aaron                Director             April 30, 2002
   --------------------
      James G. Aaron

    /s/ Mark R. Aikins                Director             April 30, 2002
   --------------------
      Mark R. Aikins

 /s/ Nicholas A. Alexander            Director             April 30, 2002
   --------------------
   Nicholas A. Alexander

     /s/ Solomon Dwek                 Director             April 30, 2002
   --------------------
       Solomon Dwek

    /s/ John F. McCann                Director             April 30, 2002
   --------------------
      John F. McCann

 /s/ Harold M. Miller, Jr.            Director             April 30, 2002
   --------------------
   Harold M. Miller, Jr.

    /s/ Carmen M. Penta               Director             April 30, 2002
   --------------------
      Carmen M. Penta

     /s/ Mark G. Solow                Director             April 30, 2002
   --------------------
       Mark G. Solow

                           Monmouth Community Bancorp

                                Index to Exhibits


     Exhibit No.               Description of Exhibit

         2.1 Plan of Acquisition of all of the outstanding stock of the Bank by the Registrant, entered into as of March 16, 2000 by the Bank and the Registrant.

         3.1    Certificate of Incorporation of the Registrant.

         3.2    By-laws of the Registrant.

         4.     Specimen certificate representing the Registrant's common stock.

         *5. Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.

         10.1   Registrant's Stock Option Plan.

         *10.2 Indenture of Lease between the Bank (then in organization), as Tenant, and KFC Associates, as Landlord, dated June 26, 1997, for the premises located at 627 Second Avenue, Long Branch, New Jersey.

         *10.3 Lease Agreement between the Bank, as Tenant, and Anthony S. Amoscato and Geraldine R. Amoscato, as Landlord, dated December 22, 1998, for the premises located at 700 Allaire Road, Spring Lake Heights, New Jersey.

         *10.4 Lease between the Bank, as Tenant, and MCB Associates, L.L.C., as Landlord, dated April 1, 1999, for the premises located at 6 West End Court, Long Branch, New Jersey, as amended by Addenda dated November 1, 1999, February 1, 2000, April 1, 2000, and July 15, 2000.

         *10.5 Shopping Center Lease, Net Building and Land Lease, between the Bank, as Tenant, and Neptune Realty Associates, as Landlord, dated September 29, 2000, for the premises located at the Neptune City Shopping Center, Neptune City, New Jersey.

         *10.6 Lease Agreement (Business and Commercial) between the Bank, as Tenant, and Frank Santangelo, as Landlord, dated June 22, 2001, for the premises located at 700 Branch Avenue, Little Silver, New Jersey.

         *10.7 Services Agreement between the Bank and Bisys, Inc., dated April 27, 1998, with Additional Services Agreements and Addenda.

         *10.8 QuestPoint Check Services Agreement between the Bank and QuestPoint Check Services, L.P., dated as of August 1, 1998. 21. Subsidiaries of the Registrant.

         23.1   Consent of KPMG LLP.

         23.2 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5.).

         24. Powers of Attorney of officers and directors of the Registrant (included in the signature page to this Registration Statement).

         99.1   Form of Rights Exercise Notice.

         99.2   Form of Subscription Agreement.

--------------------------------

*  To be filed by amendment.






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